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                                                                     EXHIBIT 1.1

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                                 NAVIANT, INC.,

                                24/7 MAIL, INC.,

                                       AND

                              24/7 REAL MEDIA, INC.

                            DATED AS OF APRIL 30, 2002

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                                TABLE OF CONTENTS

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ARTICLE I    DEFINITIONS...........................................................................1

ARTICLE II   PURCHASE AND SALE OF ASSETS...........................................................6

      2.1    Assets to be Acquired.................................................................6
      2.2    Excluded Assets.......................................................................7
      2.3    Assumption of Liabilities.............................................................8
      2.4    Consideration.........................................................................9
      2.5    Applicable Taxes and Prorations......................................................13
      2.6    The Closing..........................................................................13
      2.7    Form 8594............................................................................14

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF COMPANY............................................14

      3.1    Organization and Qualification; Subsidiaries.........................................14
      3.2    Authority Relative to This Agreement.................................................14
      3.3    No Conflict; Required Filings and Consents...........................................15
      3.4    Permits; Compliance with Laws........................................................15
      3.5    Financial Statements.................................................................16
      3.6    Absence of Certain Changes or Events.................................................16
      3.7    Employee Benefit Plans; Labor Matters................................................17
      3.8    Contracts............................................................................18
      3.9    Litigation...........................................................................20
      3.10   Environmental Matters................................................................20
      3.11   Intellectual Property................................................................20
      3.12   Taxes................................................................................21
      3.13   Insurance............................................................................23
      3.14   Tax Audits...........................................................................23
      3.15   Properties...........................................................................23
      3.16   Brokers..............................................................................24
      3.17   Business Activity Restriction........................................................24
      3.18   Affiliate Transactions...............................................................24
      3.19   Certain Business Practices...........................................................24
      3.20   Banks................................................................................24
      3.21   Investment Representation............................................................24
      3.22   Customers and Suppliers..............................................................25
      3.23   Disclosure...........................................................................25
      3.24   Financial Solvency...................................................................25
      3.25   Experian Credit......................................................................26

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF ACQUIROR...........................................26

      4.1    Organization and Qualification.......................................................26
      4.2    Articles of Incorporation and Bylaws.................................................26
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      4.3    Capitalization.......................................................................26
      4.4    Authority Relative to This Agreement.................................................26
      4.5    No Conflict; Required Filings and Consents...........................................27
      4.6    Compliance with Laws.................................................................27
      4.7    Absence of Certain Changes or Events.................................................27
      4.8    Employee Benefit Plans; Labor Matters................................................28
      4.9    Litigation...........................................................................28
      4.10   Properties...........................................................................28
      4.11   Brokers..............................................................................28
      4.12   Business Activity Restriction........................................................28

ARTICLE V    ADDITIONAL COVENANTS AND AGREEMENTS..................................................29

      5.1    Conduct of Company Pending the Closing...............................................29
      5.2    Conduct of Acquiror Pending the Closing..............................................31
      5.3    Notices of Certain Events............................................................32
      5.4    Further Action; Consents; Filings....................................................32
      5.5    Public Disclosure....................................................................33
      5.6    Employee Matters.....................................................................33
      5.7    Confidentiality......................................................................34
      5.8    Certain Tax Matters..................................................................34
      5.9    Execution and Delivery of Ancillary Agreements.......................................34
      5.10   Payoff and Estoppel Letters..........................................................34
      5.11   Non-Competition......................................................................34
      5.12   Further Assurances...................................................................37
      5.13   Funding; Non-Dilution................................................................37
      5.14   Experian Credit......................................................................37

ARTICLE VI   CONDITIONS TO THE CLOSING............................................................37

      6.1    Conditions to Obligations of Each Party to Effect the Closing........................37
      6.2    Additional Conditions to Obligations of Company......................................38
      6.3    Additional Conditions to the Obligations of Naviant and Acquiror.....................39

ARTICLE VII  SURVIVAL OF TERMS; INDEMNIFICATION...................................................40

      7.1    Survival.............................................................................40
      7.2    Indemnification by Company...........................................................40
      7.3    Indemnification by Naviant and Acquiror..............................................42
      7.4    Indemnification Procedure............................................................43
      7.5    Limits on Indemnification Obligations................................................44
      7.6    Reduction for Insurance Proceeds.....................................................44

ARTICLE VIII GENERAL PROVISIONS...................................................................45

      8.1    Termination..........................................................................45
      8.2    Procedure upon Termination...........................................................45
      8.3    Remedies.............................................................................45
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      8.4    Notices..............................................................................45
      8.5    Headings; Interpretation.............................................................46
      8.6    Counterparts.........................................................................47
      8.7    Entire Agreement; Nonassignability; Parties in Interest..............................47
      8.8    Expenses.............................................................................47
      8.9    Severability.........................................................................47
      8.10   Governing Law........................................................................47
      8.11   Consent to Jurisdiction; Service of Process..........................................47
      8.12   Amendment; Waiver....................................................................48
      8.13   Arm's Length Negotiations............................................................48
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                                    SCHEDULES

Schedule 2.1         Purchased Assets
Schedule 2.2         Excluded Assets
Schedule 2.3         Assumed Liabilities
Schedule 2.7         Form 8594

Company Disclosure Schedule
Acquiror Disclosure Schedule

                                    EXHIBITS

Exhibit A     Form of Transition Services Agreement
Exhibit B     Form of General Conveyance, Bill of Sale, and Assumption Agreement
Exhibit C     Form of Consent and Assignment
Exhibit D     Form of Promissory Note
Exhibit E     Form of Option Note
Exhibit F     Form of Legal Opinion
Exhibit G     Form of Non-Competition Agreement

                                      -iv-
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                            ASSET PURCHASE AGREEMENT

          This ASSET PURCHASE AGREEMENT (this "AGREEMENT"), is made and entered into as of April 30, 2002, by and among Naviant, Inc., a Florida corporation ("NAVIANT"), 24/7 Mail, Inc., a Florida corporation and a wholly-owned subsidiary of Naviant ("ACQUIROR"), and 24/7 Real Media, Inc., a Delaware corporation ("COMPANY").

                                    RECITALS

          A. Upon the terms and subject to the conditions set forth in this Agreement, Acquiror desires to acquire (the "ACQUISITION") from Company, and Company desires to transfer to Acquiror, certain assets of Company relating to its email division (the "EMAIL DIVISION") in exchange for the transfer and delivery to Company of cash consideration and shares of Acquiror Common Stock (as defined in Article I).

          B. Each of Company, Naviant and Acquiror believe that the consideration for the assets to be acquired by Acquiror pursuant to the transactions contemplated by the Acquisition represents fair value for such assets.

          NOW, THEREFORE, in consideration of the covenants, representations and other agreements set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

          Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below (such meanings to be equally applicable to the singular and plural forms of the terms defined):

          "ACQUIROR CAPITAL STOCK" shall mean the Acquiror Common Stock and any other shares of the capital stock of Acquiror that are authorized and/or issued and outstanding.

          "ACQUIROR COMMON STOCK" shall mean Acquiror's common stock.

          "ACQUIROR DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by Acquiror to Company prior to the execution of this Agreement and forming a part hereof.

          "ACQUIROR MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of Acquiror that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, prospects, financial condition or results of operations of Acquiror, taken as a whole after giving effect to the transactions contemplated by the Acquisition.

          "ADVERTISING" is defined to be the placement or display in email messages of advertising banners, text, links, buttons, jump pages, pop up, pop unders, and similar services, as well as all other elements of sponsorship or promotion.

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          "AFFILIATE" shall mean (i) any other Person that, alone or together with any other Person, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with such first Person and (ii) any director or executive officer of such first Person. For purposes of this Agreement, "control" (including the correlative terms "controlled by" and "under common control with") as used in respect of any Person, means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract, credit arrangement or proxy, as trustee, executor, agent or otherwise.

          "ANCILLARY AGREEMENTS" shall mean each of (i) the Bill of Sale and Assumption Agreement (as defined in Section 2.1), and (ii) the Transition Services Agreement (as defined below).

          "BANKRUPTCY EVENT" means any of the following events: (a) Company commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar Law of any jurisdiction relating to Company; (b) there is commenced against any Company any such case or proceeding that is not dismissed within 60 days after commencement; (c) Company is adjudicated insolvent or bankrupt, or any order of relief or other order approving any such case or proceeding is entered; (d) Company suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) Company makes a general assignment for the benefit of creditors; (f) Company fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) Company calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) Company, by any act or failure to act, indicates its consent to, approval of or acquiescence in, any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

          "BLUE SKY LAWS" shall mean United States state securities or "blue sky" laws.

          "BUSINESS" shall mean that business of the Email Division and the business that Acquiror shall operate after Acquiror's acquisition of the Purchased Assets, which shall include, without limitation: (i) the management of email lists from a diverse range of branded third-party Internet websites, which management functions include the sale of Advertising; (ii) the management of a database aggregating permission-based email addresses and related preference, demographic and lifestyle information, which management functions include the sale of Advertising; and (iii) the brokerage of third-party email lists.

          "BUSINESS DAY" shall mean any day on which banks are not required or authorized by law or executive order to close in the City of Miami, Florida.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          "COMPANY ALLIANCE AGREEMENTS" shall mean those agreements listed on
SCHEDULE 3.8 of the Company Disclosure Schedule which are specifically identified as Company Alliance Agreements.

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          "COMPANY CAPITAL STOCK" shall mean the Company Common Stock, the
Company Preferred Stock and any other shares of the capital stock of Company that are authorized and/or issued and outstanding.

          "COMPANY COMMON STOCK" shall mean Company's common stock.

          "COMPANY DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by Company to Acquiror prior to the execution of this Agreement and forming a part hereof.

          "COMPANY INTELLECTUAL PROPERTY" shall mean all Intellectual Property that is currently used in the Business.

          "COMPANY LIST AGREEMENTS" shall mean those agreements listed on
SCHEDULE 3.8 of the Company Disclosure Schedule which are specifically identified as Company List Agreements.

          "COMPANY MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of the Email Division that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, prospects, financial condition or results of operations of the Email Division.

          "COMPANY PREFERRED STOCK" shall mean Company's Series A preferred stock, Series B preferred stock and Series C preferred stock.

          "COMPANY SHAREHOLDERS" shall mean all of the holders of Company Capital Stock.

          "COMPANY STOCK PLAN" shall mean the 24/7 Real Media, Inc. Stock Bonus Plan.

          "CONFIDENTIALITY AGREEMENT" shall mean the Confidentiality Agreement dated as of March 15, 2002, by and between Naviant and Company.

          "EMAIL DIVISION CONTRACTS" shall mean each of the contracts relating to the business and operations of the Email Division.

          "EMAIL LISTS" shall mean: (i) the lists of Records associated with each Company List Agreement, and each Company Alliance Agreement; and (ii) the list of Records owned by the Company and used in the Business.

          "ENCUMBRANCES" shall mean any claims, security interests, liens, pledges, charges, escrows, options, proxies, rights of first refusal, preemptive rights, mortgages, hypothecations, prior assignments, title retention agreements, indentures, security agreements or any other encumbrance of any kind.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

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          "EXPENSES" shall mean, with respect to any party hereto, all reasonable out-of-pocket expenses (including, without limitation, all reasonable fees and expenses of counsel, accountants, investment bankers, financial advisors, experts and consultants to a party hereto and its affiliates) incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of its obligations pursuant to this Agreement or the consummation of the transactions contemplated hereby, the solicitation of shareholder approvals, obtaining relevant approvals from any Governmental Entity, and all other matters related to the transactions contemplated hereby.

          "GOVERNMENTAL ENTITY" shall mean any United States federal, state, local or foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body.

          "GOVERNMENTAL ORDER" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

          "INDEBTEDNESS" of any entity means all obligations of such entity (i) which in accordance with U.S. GAAP should be classified upon a balance sheet of such entity as indebtedness, (ii) for borrowed money or purchase money financing which has been incurred in connection with the acquisition of property or services, including without limitation, prepayment or early termination penalties associated with any of the foregoing, (iii) secured by any lien or other charge upon property or assets owned by such entity, even though such entity has not assumed or become liable for the payment of such obligations,
(iv) created or arising under any conditional sale or other title retention agreement with respect to property acquired by such entity, whether or not the rights and remedies of the lender or lessor under such agreement in the event of default are limited to repossession or sale of the property, (v) for remaining payments under any capitalized leases (as defined under U.S. GAAP), non-competition agreements, severance agreements or any other agreements made outside the ordinary course of business, (vi) arising under any letters of credit issued for the account of such entity and all drafts drawn thereunder, and (vii) which arise pursuant to any guarantee or other contingent liability whether direct or indirect with respect to any obligations of any other Person, pursuant to a written agreement or otherwise.

          "INTELLECTUAL PROPERTY" shall mean all United States, foreign and international industrial and intellectual property, including, without limitation, patents, patent applications, rights to file for patent applications (including, but not limited to, continuation, continuations-in-part, divisionals and reissues), trademarks, service marks, trade names and service names, (including without limitation all goodwill pertaining thereto), designs, trade dress, logos and Internet domain names, Internet and World Wide Web URLs or addresses, copyrights (whether or not registered) and applications for and the right to file applications for registration thereof, sui generis database rights, ideas, inventions, technology, know-how, show-how, trade secrets, systems, processes, works of authorship, databases, mask works, content, graphics, statistical models, algorithms, modules, computer programs, computer software, source and object code of such software, technical documentation, business methods, work product, intellectual and industrial property licenses, customer/client lists, supplier lists, proprietary processes and formulae and all other tangible or intangible information or materials.

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          "TRANSITION SERVICES AGREEMENT" shall mean that certain Transition
Services Agreement, dated as of the Closing Date, by and among Company, Acquiror, and Naviant, in substantially the form attached as EXHIBIT A hereto.

          "IRS" shall mean the United States Internal Revenue Service.

          "KNOWLEDGE OF ACQUIROR" shall mean that any officer or director of Acquiror is actually aware of a fact or other matter, or reasonably should have been aware of a fact or other matter.

          "KNOWLEDGE OF COMPANY" shall mean that any officer executive of Company, including, without limitation, David Moore, Norm Blashka, Mark Moran, Tony Plesnor, Jonathan Hsu and Will Tifft, (the "EXECUTIVE OFFICERS") is actually aware of a fact or other matter, or reasonably should have been aware of a fact or other matter.

          "LAW" shall mean any federal, state, foreign or local statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law of the United States or any other jurisdiction, and any other similar act or law.

          "MOM" shall mean the mail order management system that the Company has been utilizing for, among other things, the Business. "PERMITTED ENCUMBRANCES" shall mean (i) liens for Taxes, assessments and other governmental charges not yet due and payable and (ii) immaterial unfiled mechanics', workmen's, repairmen's, warehousemen's, carriers' or other like liens arising or incurred in the ordinary course of business which are not yet due and payable.

          "PERSON" shall mean an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person, trust, association, entity or government or political subdivision, agency or instrumentality of a government.

          "RECORD" shall mean a set of information consisting of: (i) one e-mail address, (ii) the first and last name of the e-mail user that uses the e-mail address; and (iii) the postal address of the e-mail user.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

          "SUBSIDIARY" shall mean, with respect to any Person, any corporation, limited liability company, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary of such Person) owns or has the power to vote, directly or indirectly, a majority of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

          "TAX" shall mean (i) any and all taxes, fees, levies, duties, tariffs, imposts, assessments and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or other taxing authority (each, a "TAXING AUTHORITY"), including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross or

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net receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, franchise, business, value-added or gains taxes; license, registration and documentation fees; and customs duties, tariffs and similar charges; (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, combined, consolidated or unitary group for any taxable period; and (iii) any liability for the payment of amounts of the type described in (i) or (ii) as a result of being a transferee of, or a successor in interest to, any Person or as a result of an express or implied obligation to indemnify any Person.

          "TAX RETURN" shall mean any return, report, statement, form, declaration, notice, notification, election, certificate or other document or information (including, without limitation, any estimated tax reports or returns, withholding tax reports or returns and information reports or returns) filed with or submitted to, or required to be filed with or submitted to, any Taxing Authority with respect to any Taxes.

          "US$" shall mean United States dollars.

          "U.S. GAAP" shall mean United States generally accepted accounting principles.

          "VALID AND UNIQUE RECORD" shall mean, (i) a Record with an e-mail address that accepts delivery of email transmissions (i.e. emails are not rejected as "undeliverable"); and (ii) a subject Record that is not duplicative of other Records that are used or useable pursuant to the same Company Alliance Agreement or the same Company List Agreement.

                                   ARTICLE II
                           PURCHASE AND SALE OF ASSETS

          2.1 ASSETS TO BE ACQUIRED. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in Section 2.6), Company shall convey, sell, transfer, assign, and deliver to Acquiror, and Acquiror shall purchase from Company, in exchange for the Consideration (as defined in Section 2.4), all rights, title, and interest of Company in and to all of the assets, properties and rights of Company relating to the Email Division (other than the Excluded Assets (as defined in Section 2.2)), free and clear of all Encumbrances other than the Assumed Liabilities (as defined in Section 2.3). The assets, properties and rights to be conveyed, sold, transferred, assigned and delivered to Acquiror pursuant to this Section 2.1 are sometimes hereinafter collectively referred to as the "PURCHASED ASSETS" and include the following items and the items identified in SCHEDULE 2.1:

               (a) all rights, title, and interest of Company in and to all of the assets, properties and rights of Company relating to the Email Division;

               (b) all of Company's right, title and interest in and to the Company Material Contracts, and any non-competition agreements with the Transferred Employees;

               (c)  all of the Company Intellectual Property;

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               (d)  to the extent assignable or usable, all of the Company's right, title and interest in and to the letter agreement, dated May 17, 2001 between Direct Marketing Technologies, Inc. and 24/7 Media, Inc. (the "EXPERIAN CONTRACT");

               (e) all customer lists, sales data, brochures, catalogs, mailing lists, art work, photographs and advertising material that are used or useful to the Business, whether in electronic form or otherwise;

               (f) all of Company's interest in governmental permits, licenses, registrations, certificates, consents, orders and approvals necessary, used or useful for the continued operation of the Business;

               (g) all trade secrets, work notes, market studies, consultant's reports and similar property, tangible or intangible, used in the Business;

               (h) copies of all records of Company material to the operation of the Business, including property, tax and marketing records and copies of personnel records of Transferred Employees;

               (i) all right, title and interest in and to the goodwill incident to the Business;

               (j) all of Company's rights, title and interest in the trademark "24/7 MAIL" and the domain name "www.247mail.com";

               (k) all laptop and desktop computers currently used by Transferred Employees and, subject to any license agreements regarding software, all software resident on such computers; and

               (l) all other assets material to the operation of the Business (including without limitation all causes of action, contract rights and warranty and product liability claims, whether or not in litigation on the date hereof).

At the Closing, Company shall execute and deliver to Acquiror a conveyance, bill of sale and assumption agreement in substantially the form of EXHIBIT B attached hereto (the "BILL OF SALE AND ASSUMPTION AGREEMENT") to evidence the transfer of the Purchased Assets pursuant hereto.

          2.2 EXCLUDED ASSETS. Notwithstanding anything to the contrary in this Agreement, the Purchased Assets shall not include, and Acquiror shall not acquire:

               (a) any of the Consideration or other rights of Company under this Agreement;

               (b)  any of Company's bank accounts or other similar accounts;

               (c)  Company's Accounts Receivable;

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               (d)  any right, title or interest in the names "24/7 MEDIA" and
     "24/7 MEDIA DESIGN" and any variants thereof containing "24/7" and any related logos, trademarks, trade names or service marks incorporating such names, except as otherwise specifically transferred to Acquiror by Company;

               (e)  cash and cash equivalents and similar type investments;

               (f) real property leases, other than those set forth on Schedule 2.2(g) or otherwise specifically transferred pursuant to the terms hereof;

               (g) assets constituting any pension funds or segregated funds for the benefit of Transferred Employees;

               (h) original copies of Company's corporate minute books and stock books;

               (i) except as otherwise provided herein, all of Company's assets not associated with the Business;

               (j)  trade show booths;

               (k)  all other furniture, fixtures and equipment;

               (l) all prepaid expenses of the Company which are not directly related to the Business and the prepaid expenses listed on SCHEDULE 2.2, which are directly related to the Business; and

               (m) the MOMs. The items listed in Sections 2.2(a) - 2.2(m) are collectively referred to herein as, the "EXCLUDED ASSETS."

          2.3 ASSUMPTION OF LIABILITIES. At the Closing, Acquiror shall assume, and thereafter shall pay, perform, satisfy or otherwise discharge when due, all of the duties, liabilities and obligations of Company as of the Closing, including any liabilities or obligations arising under any Company Material Contracts (as defined in Section 3.8), that are specifically identified and listed in SCHEDULE 2.3 attached hereto, insofar as such duties, liabilities and obligations relate to the period after the Closing Date, unless otherwise expressly and specifically indicated on such Schedule. The duties, liabilities and obligations to be assumed, satisfied or performed by Acquiror pursuant to this Section 2.3 and set forth on SCHEDULE 2.3 are sometimes referred to herein individually as an "ASSUMED LIABILITY" and collectively as the "ASSUMED LIABILITIES." To the extent that a Company Material Contract or other agreement is not specifically listed in SCHEDULE 2.3, such contract or agreement, including any liabilities or obligations of Company arising thereunder, shall not constitute an Assumed Liability for purposes of this Agreement. Further, to the extent that any Company Material Contract requires the prior written consent of any third party or parties in connection with the assignment thereof, and a written Consent and Assignment, substantially in the form of EXHIBIT C hereto, has not been executed by Acquiror and the applicable third party or parties, Acquiror shall not, by operation of this Agreement, assume such Company Material Contract or any liabilities or obligations arising from it. Except for Acquiror's assumption as of the Closing Date of the Assumed Liabilities, Acquiror, by

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entering into this Agreement and consummating the transactions contemplated hereby, is not assuming or agreeing to pay or otherwise become liable for any Indebtedness, obligations or liabilities of Company or any other third party, including any shareholder of Company, of any type or nature whatsoever and, except as aforesaid, Acquiror shall not assume any such Indebtedness, obligations or liabilities, nor shall Acquiror become liable for any relating to the operation of the business of Company prior to, on or after the Closing Date. Without limiting the generality of the foregoing, Company agrees that, Acquiror shall not assume (a) any liability for any legal fees or expenses of Company incurred for any reason whatsoever, including in connection with the transactions contemplated by this Agreement, (b) any liability for any claims by employees or former employees of Company concerning acts or omissions of Company, (c) any liability for any claims asserted by any third parties, including any shareholders or any creditors of Company, which is based upon or relates to any liability or obligation of Company that is not specifically identified in SCHEDULE 2.3 hereof and assumed by Acquiror hereunder, or (d) any liabilities of Company for any income or other tax obligations or for any employee benefit obligations, including in connection with any Company Benefit Plans referenced in Section 3.7 hereof, except to the extent any such liabilities are specifically identified and listed in SCHEDULE 2.3 hereof. Company further agrees to satisfy and discharge as the same shall become due all obligations and liabilities of Company not specifically assumed by Acquiror hereunder. At the Closing, Acquiror shall execute and deliver to Company the Bill of Sale and Assumption Agreement to evidence the assumption of the Assumed Liabilities pursuant hereto.

          2.4  CONSIDERATION.

               (a) In consideration for the Purchased Assets and the Company's agreements hereunder and in the Ancillary Agreements, at the Closing Acquiror will assume the Assumed Liabilities and Acquiror will deliver to Company cash consideration in the amount of One Million Dollars (US$1,000,000).

               (b) In consideration for the Purchased Assets and the Company's agreements hereunder and in the Ancillary Agreements, at the Closing Naviant will agree to pay Company cash consideration in the amount of: (i) Three Hundred Fifty Thousand Dollars (US$350,000), which shall be payable ninety (90) days after the Closing Date, (ii) Three Hundred Fifty Thousand Dollars (US$350,000), which shall be payable one hundred eighty (180) days after the Closing Date,
(iii) Three Hundred Thousand Dollars (US$300,000), which shall be payable two hundred seventy (270) days after the Closing Date. The cash payments referred to in Sections 2.4(b)(i), 2.4(b)(ii) and 2.4(b)(iii) shall be evidenced by a promissory note (the "NOTE") in the principal amount of One Million Dollars (US$1,000,000), in substantially the form attached as EXHIBIT D hereto.

               (c) In consideration for the Purchased Assets and the Company's agreements hereunder and in the Ancillary Agreements, at the Closing Naviant will agree to pay Company cash consideration in the amount of: (i) Two Hundred Fifty Thousand Dollars (US$250,000), which shall be payable two (2) years after the Closing Date, and (ii) Two Hundred Fifty Thousand Dollars (US$250,000), which shall be payable three (3) years after the Closing Date. Notwithstanding the foregoing provisions of Section 2.4(c), Naviant shall, in its sole discretion, be entitled to satisfy any of its payment obligations under this
Section 2.4(c) by causing Acquiror to issue to the Company on the aforementioned payment dates ninety-nine and one half (99.5) shares (subject to adjustment as provided for in the Option
Note) of Acquiror Common Stock in lieu of the cash payment. Naviant's payments referred to in this Section 2.4(c) shall be evidenced by a promissory note (the "Option Note") in the principal amount of Five Hundred Thousand Dollars (US$500,000), in substantially the form attached hereto as EXHIBIT E hereto. The Note and the Option Note are collectively referred to as the "NOTES."

               (d) In consideration for the Purchased Assets and the Company's agreements hereunder and in the Ancillary Agreements, at the Closing Naviant will agree to pay the Company a fee (the "EARN-OUT FEE") as follows. On the forty-fifth (45th) day after the close of each fiscal quarter concluding on or after June 30, 2002, Naviant shall pay the Company an Earn-Out Fee equal to five
(5) percent of Acquiror's Net Revenues (as such term is defined below) for the preceding fiscal quarter until the earlier of the following occurs: (i) the expiration of the forty-five (45) month period commencing upon and immediately following the Closing Date, or (ii) Acquiror shall have made Earn-Out Fee payments that in the aggregate equal or exceed two million dollars (US$2,000,000) the ("EARN-OUT FEE CAP"); PROVIDED, HOWEVER, that (i) with respect to each calendar quarter commencing January 1, 2003, no Earn-Out Fee with respect to a fiscal quarter shall be less than fifty thousand dollars (US$50,000) (the "QUARTERLY MINIMUM"). For purposes of this Agreement, the term "NET REVENUES" shall mean the difference between (1) Acquiror's gross revenues and (2) any compensation paid or payable to third party agencies, brokers, list owners or other parties, including, without limitation, Naviant with respect to a solicitation, as a result of any of Acquiror's marketing campaigns or the Acquiror's sale or brokerage of Advertising.

               (e) The cash payments required pursuant to Sections 2.4(a), 2.4(b), 2.4(c) and 2.4(d) are collectively referred to as the "CASH CONSIDERATION." Collectively, the consideration described in this Section 2.4 is defined to be the consideration for the Purchased Assets and the transactions contemplated by this Agreement (the "CONSIDERATION").

               (f) Notwithstanding anything herein to the contrary, the Cash Consideration payable to the Company shall be reduced as described below (a "CONSIDERATION REDUCTION TRIGGER") if, as of a date that is ninety (90) days after the Closing (the "MEASUREMENT DATE"), the aggregate number of Valid and Unique Records Usable (as such term is defined below) pursuant to the Company Alliance Agreements, the Company List Agreements and Pending List Agreements (as defined in Section 3.8) is less than 80% of the Record Benchmark (as defined in
Section 3.8). Solely for the purposes of this Section 2.4(f), Usable is defined to be usable in accordance with the terms and conditions of a Company List Agreement, Company Alliance Agreement or Pending List Agreement, with respect to which list the Acquiror has not received a notice of cancellation, nonrenewal, termination, suspension or default. If there has been a Consideration Reduction Trigger, the aggregate Cash Consideration payable to the Company shall be reduced (but not increased) by an amount (the "PURCHASE PRICE CREDIT") equal to the product of $3,100,000 multiplied by the Consideration Reduction Multiplier. The Consideration Reduction Multiplier shall be determined by subtracting from One (1) the dividend of (i) the aggregate number of Valid and Unique Records Usable pursuant to the Company Alliance Agreements, the Company List Agreements and Pending List Agreements as of the Measurement Date, by (ii) the Record Benchmark. For the purpose of calculations pursuant to this Section 2.4(f), the Company shall be given a Records "credit" with respect to any Record which is not Usable primarily as a result of one of the following actions:

               (1)  the Acquiror's termination of an employee;

               (2) the Acquiror's adoption and implementation of a business strategy that results in, from the perspective of a list owner, a substantial and material diminution in the quality of e-mail campaigns delivered;

               (3) the Acquiror's failure to fulfill contractual commitments that it has expressly assumed; or

               (4) the Acquiror's failure to otherwise use commercially reasonable efforts to retain Company Alliance Agreements and Company List Agreements and to cause Pending List Entities to execute and deliver Pending List Agreements.

Any Purchase Price Credit shall be applied in the following order of priority:

                    A. FIRST, Naviant shall apply the Purchase Price Credit towards the then outstanding principal amount due under the Option Note until the Purchase Price Credit is fully utilized or the Option Note is paid in full; if the Option
                    Note is paid in full, then Naviant shall apply the remaining balance of the Purchase Price Credit in the manner set forth below;

                    B. SECOND, to the extent that the Purchase Price Credit is not fully utilized pursuant to clause A., Naviant shall apply the remaining balance of the Purchase Price Credit towards the Quarterly Minimum payments payable under this Agreement in the following order of application: the remaining balance of the Purchase Price Credit shall be first applied against the Quarterly Minimum payment with respect to the fourth quarter of 2005, and thereafter be applied to the Quarterly Minimum payment payable with respect to the preceding fiscal quarter, until an aggregate of US$600,000 of the Purchase Price Credit has been utilized pursuant to this clause B. or until the Purchase Price Credit is fully utilized;

                    C. THIRD, to the extent that the Purchase Price Credit is not fully utilized pursuant to clauses A. and B., Naviant shall apply the remaining balance of the Purchase Price Credit towards the then outstanding balance of the Third Payment Obligation under the Note (as such term is defined in the Note) payable by the Company two hundred seventy
                    (270) days after the Closing, until the Third Payment Obligation has been paid in full or until the Purchase Price Credit is fully utilized;

                    D. FOURTH, to the extent that the Purchase Price Credit is not fully utilized pursuant to clauses A., B and C., Naviant shall apply the remaining balance of the Purchase Price Credit towards the then outstanding balance of the Second Payment Obligation of the Note (as such term is defined in the Note) payable by the Company one hundred eighty (180) days after the Closing, until the Second Payment Obligation has been paid in full or until the Purchase Price Credit is fully utilized;

                    E. FIFTH, to the extent that the Purchase Price Credit is not fully utilized pursuant to clauses A., B., C. and D., Naviant shall apply the remaining balance of the Purchase Price Credit towards the then outstanding balance of the First Payment Obligation of the Note (as such term is defined in the Note) payable by the Company ninety (90) days after the Closing, until the First Payment Obligation has been paid in full or until the Purchase Price Credit is fully utilized;

                    F. SIXTH, to the extent that the Purchase Price Credit is not fully utilized pursuant to clauses A., B., C., D. and E., Naviant shall notify the Company in writing of such shortfall and the Company shall pay Naviant, in immediately available funds, the remaining balance of the Purchase Price Credit within five (5) days of such notice.

In Schedule 2.4(f) attached hereto are several examples of the application of the provisions relating to the Purchase Price Credit described above (the "PURCHASE PRICE CREDIT PROVISIONS"). Such examples are for illustrative purposes only, and, if the examples in Schedule 2.4(f) contradict, or are in any way inconsistent with, the Purchase Price Credit Provisions, the Purchase Price Credit Provisions shall control.

               (g) In connection with any payment by Naviant of an Earn-Out Fee pursuant to Section 2.4(d) (as such fee may be adjusted (an "ADJUSTED EARN-OUT FEE") pursuant to a Consideration Reduction Trigger described in Section 2.4(f)), Naviant shall deliver to the Company a schedule setting forth the computation of the subject Earn-Out Fee or Adjusted Earn-Out Fee (as applicable). Naviant's computation of any Earn-Out Fee or Adjusted Earn-Out Fee shall be conclusive and binding upon the parties hereto unless, within twelve
(12) months immediately following the Company's receipt of the aforedescribed payment, the Company notifies Naviant in writing (the "COMPANY NOTICE") that it disagrees with Naviant's computation of the subject Earn-Out Fee or Adjusted Earn-Out Fee (as applicable). Such Company Notice shall include a schedule setting forth the Company's computation of the subject Earn-Out Fee or Adjusted Earn-Out Fee (as applicable).

               (h) The Company's computation of the Earn-Out Fee or the Adjusted Earn-Out Fee (as applicable) pursuant to Section 2.4(g) shall be conclusive and binding upon the parties unless, within thirty (30) business days following Naviant's receipt of the Company Notice, Naviant notifies the Company (the "NAVIANT NOTICE") in writing that it disagrees with the Company's computation of the subject Earn-Out Fee or Adjusted Earn-Out Fee (as applicable).

               (i) The Company shall have the right to, twice in any one calendar year, audit and inspect (the "AUDIT RIGHTS") the books and records of Naviant and/or the Acquiror that formed the basis for (A) the calculation of the Earn-Out Fee, (B) the calculation of any Adjusted Earn-Out Fee (as applicable), or (C) the determination of the occurrence of a Consideration Reduction Trigger (the "AUDIT MATERIALS"); PROVIDED, HOWEVER, that (x) Naviant and/or Acquiror's obligation to provide Audit Materials for a particular fiscal year pursuant to this Section 7.2(i) shall terminate after May 15th of the calendar year following the subject fiscal year, and (y) any costs or expenses relating to the exercise of the Audit Rights shall be borne exclusively by the Company.

               (j) Notwithstanding the foregoing, if the results of the Company's audits and inspections confirm a negative difference between (A) the Earn-Out Fee or the Adjusted Earn-Out Fee (as applicable) calculated by Naviant for a calendar year (the "NAVIANT Computation"), and (B) the Earn-Out Fee or the Adjusted Earn-Out Fee (as applicable) calculated by the Company for a calendar year, that is greater than ten percent (10%) of the Naviant Computation, then Naviant shall reimburse the Company for its reasonable costs and expenses actually incurred to inspect and audit the Acquiror's books and records for that particular year.

          2.5 APPLICABLE TAXES AND PRORATIONS. Company shall pay all stamp, sales, use, employment, property, ad valorem, income, realty transfer, franchise, net worth, intangible, excise, license or other taxes, additions to tax, penalties and interest, whether federal, state, local, foreign or other, which result directly from any and all transfers pursuant to the terms of this Agreement. Except to the extent any item constitutes an Assumed Liability and is reflected in Schedule 2.3 hereto, all property and ad valorem taxes, leasehold rentals and other customarily proratable items relating to the Purchased Assets, payable on or after the Closing Date and relating to a period of time both prior to and on or after the Closing Date will be prorated as of the Closing Date between Company, on the one hand, and Acquiror, on the other hand. If the actual amount of any such item is not known as of the Closing Date, the aforesaid proration shall be based on the previous year's assessment of such item and the parties agree to adjust said proration and pay any underpayment or reimburse any overpayment within thirty (30) days after the actual amount becomes known. All prorations shall be made and the Consideration shall be adjusted insofar as feasible on the Closing Date. During the three-month period subsequent to the Closing Date, Company shall advise Acquiror and Acquiror shall advise Company of any changes to the prorations described in this subsection, and the Consideration shall be increased or decreased, as applicable, at the end of such three-month period. In the event that Acquiror or Company shall receive bills after the Closing Date for expenses incurred prior to the Closing Date that were not prorated in accordance with this Section 2.6, Acquiror or Company, as the case may be, shall promptly notify the other party as to the amount of the expense subject to proration and the responsible party shall pay its portion of such expense (or, in the event such expense has been paid on behalf of the responsible party, reimburse the other party for its portion of such expense).

          2.6 THE CLOSING. The consummation of the transactions contemplated hereby shall occur on April ___, 2002, or, if the conditions set forth in
Article VI have not been satisfied or waived on such date, on the fifth (5th) business day after all such conditions shall have been satisfied or waived, at a closing (the "CLOSING") to be held at the offices of Hunton & Williams,

Barclays Financial Center, 1111 Brickell Avenue, Suite 2500, Miami, Florida 33131, or at such other place or on such other date as may be agreed to by Acquiror and Company. The date on which the Closing occurs is sometimes herein referred to as the "CLOSING DATE."

          2.7 FORM 8594. The Consideration shall be allocated, apportioned and adjusted among the Purchased Assets in the manner specified in IRS Form 8594 attached as Schedule 2.7 and the parties agree to abide by such allocations for tax purposes.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

          Company represents and warrants to Acquiror and Naviant, as of the date hereof and as of the Closing Date, that:

          3.1  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

               (a) Company has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and proposed to be conducted. Company is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

               (b) Except as set forth in SCHEDULE 3.1 of the Company Disclosure Schedule, Company does not own, directly or indirectly, an equity interest in any corporation, partnership or joint venture arrangement or other business entity.

          3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Company has all necessary corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Ancillary Agreements by Company and the consummation by Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement has been, and as of the Closing, each of the Ancillary Agreements will have been, duly executed and delivered by Company and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitutes (or, in the case of the Ancillary Agreements, will constitute) the legal, valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except to the extent that enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies. The Board of Directors of the Company has duly authorized the execution and delivery of this Agreement and the performance of the transactions contemplated hereby. No subsidiary or Affiliate of the Company, or third party has any rights in and to the Business or any of the Purchased Assets. Each of the Transferred Employees are exclusively employed by the Company, and no Transferred Employee is employed by any subsidiary or Affiliate of the Company, or any third party, and no third party consents are or will be required for the employment of the Transferred Employees by Naviant and/or Acquiror. The Company manages the operations of the Business on an exclusive basis, and no subsidiary or Affiliate of the Company currently manages the operations of the business. The Company holds all rights, title and interest in and to the MOM, the MOM Program (as such term is defined in the Transition Services Agreement), the MOM Documentation (as such term in defined in the Transition Services Agreement), the MOM Software (as such term is defined in the Transition Services Agreement) or the MOM Server (as such term is defined in the Transition Services Agreement) (collectively, the "MOM ASSETS") and no subsidiary or Affiliate of the Company or any third party has any right in and to any of the MOM Assets.

          3.3  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

               (a) The execution and delivery of this Agreement and each of the Ancillary Agreements by Company do not, and the performance by Company of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with or violate any provision of the Articles of Incorporation or bylaws of Company, (ii) conflict with or violate any Law applicable to Company or by which any property or asset of Company is bound or affected, or (iii) result in any material breach of or constitute a material default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a material default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Company, any capital stock of the Company, pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company is a party or by which Company or any of its assets are bound.

               (b) The execution and delivery of this Agreement and each of the Ancillary Agreements by Company do not, and the performance by Company of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not, require any consent, approval, authorization or other action, by notice or filing with any Governmental Entity or other third party pursuant to, any applicable Law, Governmental Order or any Company Material Contract or other written agreement to which Company is bound.

          3.4 PERMITS; COMPLIANCE WITH LAWS. Company is in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, approvals and orders of any Governmental Entity necessary for Company to own, lease and operate its properties and assets or otherwise to carry on the Business as it is now being conducted, other than those, the failure of which to possess, could not reasonably be expected to have, individually, or in the aggregate, a Company Material Adverse Effect (collectively, the "COMPANY PERMITS"), and none of the Company Permits has been suspended or cancelled nor is any such suspension or cancellation pending or, to the Knowledge of Company, threatened. Company is not in conflict with, or in default or violation of, (a) any Law applicable to Company or by which any property or asset of Company is bound or affected or (b) any Company Permits, except for such conflicts, defaults or violations that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. SCHEDULE 3.4 of the Company Disclosure Schedule sets forth all actions, proceedings, investigations or surveys pending or, to the Knowledge of Company, threatened against Company that could reasonably be expected to result in the suspension or cancellation of any Company Permit. Company has not received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws.

          3.5  FINANCIAL STATEMENTS. SCHEDULE 3.5 of the Company Disclosure
Schedule includes a copy of the pro forma unaudited statements of operations for the year period ending December 31, 2001 ( the "ANNUAL STATEMENT OF OPERATIONS") and the quarterly period ended March 31, 2002 (the QUARTERLY STATEMENT OF OPERATIONS") (collectively, the "FINANCIAL STATEMENTS"). Such statements of operations fairly present in all material respects the results of operations for the periods therein referred to. The Financial Statements have not, except as described above or below, been prepared in accordance with US GAAP. The Financial Statements do not reflect the allocation of all overhead costs. The Financial Statements have been prepared utilizing accrual accounting principles which are consistent with U.S. GAAP and applied on a consistent basis throughout the periods indicated. The Annual Statement of Operations was prepared utilizing accounting principles which are not inconsistent with the accounting principles utilized to prepare the Company's audited financial statements for the year period ended December 31, 2001 and that have been filed with the Securities and Exchange Commission (the "SEC"). The Quarterly Statement of Operations was prepared utilizing accounting principles which are not inconsistent with the accounting principles utilized to prepare the Company's unaudited financial statements for the quarter ended March 31, 2002 and that are to be filed with the SEC.

          3.6  ABSENCE OF CERTAIN CHANGES OR EVENTS.

               (a) Except as otherwise set forth in SCHEDULE 3.6 of the Company Disclosure Schedule, since March 31, 2002 and prior to the date hereof, there has not been any event that could reasonably be expected to prevent or materially delay the performance of Company's obligations pursuant to this Agreement and the consummation of the transactions contemplated hereby by Company, other than in the ordinary course of business, any (x) purchase, sale, assignment or transfer of any material assets by Company with respect to the Business, or (y) mortgage, pledge or the institution of any lien, encumbrance or charge on any material assets or properties, tangible or intangible, of Company, except for liens for Taxes not yet delinquent and such other liens, encumbrances or charges which do not have, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

               (b) Except as otherwise set forth in SCHEDULE 3.6 of the Company Disclosure Schedule, since March 31, 2002, Company has conducted the Business only in the ordinary course consistent with past practice and, since such date, there has not been (i) any Company Material Adverse Effect, (ii) any incurrence by Company of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of the Business, or
(iii) any impairment, modification or event, or notice of any pending or threatened impairment, modification or event with respect to the Business which could be reasonably expected to result in a loss, impairment, or diminution in value on a going forward basis of the contractual and business relationships of Company with any of its material customers, vendors or suppliers of the Business, other than any impairment, modification or event which could not reasonably be expected to result in a loss of the relationship of Company with such customer, vendor or supplier or a loss of a material amount of business or a material change in profit margins with respect to such customer, vendor or supplier.

          3.7  EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

               (a) Each employee benefit fund, plan, program, arrangement and contract (including, without limitation, any "EMPLOYEE BENEFIT PLAN", as defined in Section 3(3) of ERISA) maintained, sponsored or contributed to or required to be contributed to by Company or other trade or business (whether or not incorporated) treated as a single employer with Company (a "COMPANY ERISA AFFILIATE") pursuant to Code Section 414(b), (c), (m) or (o) (the "COMPANY BENEFIT PLANS") has been administered in all material respects in accordance with its terms and all applicable laws, including, without limitation, ERISA and the Code, and all contributions required to be made, and reports, returns and similar documents required to be filed with any Governmental Entity, under the terms of any of the Company Benefit Plans or under applicable law as of the date of this Agreement have been timely made or accrued, as applicable. With respect to the Company Benefit Plans, (i) no event has occurred and, to the Knowledge of Company, there exists no condition or set of circumstances in connection with which Company or any Company ERISA Affiliate could be subject to any material liability (other than claims for benefits payable in the normal operation of the Company Benefit Plans), or any of the Purchased Assets could become subject to any Encumbrance, under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable Law and (ii) all contributions, premiums or payments accrued, in whole or in part, under each Company Benefit Plan or with respect thereto as of the Closing Date will be paid by Company, on or prior to the Closing Date or, if later, within the time period permitted by ERISA and the Code.

               (b) No suit, administrative proceeding, action, termination proceeding or other litigation has been brought, or, to the Knowledge of Company, is threatened, against or with respect to any such Company Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor.

               (c) No Company Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV of ERISA and neither Company nor any Company ERISA Affiliate has sponsored or contributed to or been required to contribute to a multiemployer pension plan or other pension plan subject to Title IV of ERISA.

               (d) SCHEDULE 3.7(d) of the Company Disclosure Schedule contains a true and complete list of each of the Company Benefit Plans relating to the Business. In addition, SCHEDULE 3.7(d) of the Company Disclosure Schedule contains a true and complete list of the following items relating to the
Business: (i) all employment agreements with officers and all consulting agreements of Company, (ii) all severance plans, agreements, programs and policies of Company with or relating to their respective employees, directors or consultants, and

(iii) all plans, programs, agreements and other arrangements of Company with or relating to its employees, directors or consultants. Company has delivered to Acquiror true, complete and correct copies of all written agreements and other documents listed in SCHEDULE 3.7(d) of the Company Disclosure Schedule. Except as set forth in SCHEDULE 3.7(d) of the Company Disclosure Schedule, no payment or benefit which will be made by Company under any Company Benefit Plan or other arrangement will constitute an excess parachute payment under Code Section 280G(b)(1), and the consummation of the transactions contemplated by this Agreement will not individually or in conjunction with any other possible event (including termination of employment) (i) entitle any current or former employee or other service provider of Company to severance benefits or any other payment, compensation or benefit (including forgiveness of Indebtedness), except as expressly provided by this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee or service provider.

               (e) Company is not a party to any collective bargaining or other labor union contract applicable to Persons employed by Company and no collective bargaining agreement is being negotiated by Company. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Company pending or, to the Knowledge of Company, threatened, which may interfere with the respective business activities of Company. As of the date of this Agreement, none of Company, or any of its representatives or employees has committed any unfair labor practice nor violated any applicable laws governing employment and employment practices in connection with the operation of the respective businesses of Company, and there is no charge or complaint against Company by the National Labor Relations Board or any comparable Governmental Entity pending or threatened.

          Except as required by Law, no Company Benefit Plan provides retiree or post-employment medical benefits to any Person. Company and the Company ERISA Affiliates are in material compliance with the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 and the regulations thereunder.

          3.8  CONTRACTS. Except for the contracts and agreements described in
SCHEDULE 3.8 of the Company Disclosure Schedule (collectively, the "COMPANY MATERIAL CONTRACTS") and except for a contract that is not directly or indirectly related to the Business, Company is not a party to or bound by any material contract, including without limitation, the following contracts (which for purposes of this Agreement shall be deemed Company Material Contracts):

               (a) any distributor, sales, advertising, agency or manufacturer's representative contract;

               (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contract more than US$25,000 per annum;

               (c) any contract that expires or may be renewed at the option of any Person other than Company so as to expire more than one (1) year after the date of this Agreement;

               (d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with U.S. GAAP;

               (e) any contract for capital expenditures in excess of US$100,000 in the aggregate;

               (f) any contract limiting the freedom of Company to engage in any line of business or to compete with any other Person, or any confidentiality, secrecy or non-disclosure contract;

               (g) any contract pursuant to which Company is a lessor or lessee of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property involving in the case of any such contract more than US$25,000 per annum;

               (h) any contract with any Person with whom Company does not deal at arm's length within the meaning of the Code;

               (i) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment by Company with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person; or

               (j) any agreement relating to the acquisition or disposition by Company of a business, line of business or material amount of assets.

          Schedule 3.8 includes and specifically identifies each of the Company Alliance Agreements and Company List Agreements. Company has performed all of the material obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default in respect of, any Company Material Contract. Except as set forth in SCHEDULE 3.8 of the Company Disclosure Schedule, each of the Company Material Contracts is in full force and effect, unamended, and there exists no default or event of default or, to the Knowledge of Company, event, occurrence, condition or act, with respect to Company or with respect to the other contracting party, which, with the giving of notice, the lapse of time or the happening of any other event or conditions, would become a default or event of default under any Company Material Contract. True, correct and complete copies of all Company Material Contracts have been delivered and/or have been made available to Acquiror.

          Schedule 3.8 identifies: (i) each of the Company Alliance Agreements and each of the Company List Agreements; (ii) a brief description of the source of the Records available for use pursuant to each Company Alliance Agreement and Company List Agreement, (iii) the number of Unique and Valid Records (as such terms are defined in Article I) that are available for use pursuant to each Company Alliance Agreement and Company List Agreement. As of the

Closing there are an aggregate of at least 33,800,000 Unique and Valid Records available for use pursuant to the Company Alliance Agreements and Company List Agreements (the "RECORD BENCHMARK").

          Schedule 3.8 identifies each entity (a "PENDING LIST ENTITY") that the Company has solicited for the provision of list management services in 2002 and which entity, in response to such a solicitation, has expressed an interest in and, to the Knowledge of the Company, and remains receptive to further exploring the management of its lists by the Business. Each e-mail management list agreement that is actually signed by a Pending List Entity and the Acquiror is defined to be a Pending List Agreement.

          3.9 LITIGATION. Except as set forth in SCHEDULE 3.9 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the Knowledge of Company, threatened, against Company that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially interfere with Company's ability to consummate the transactions contemplated herein and there are no existing facts or circumstances that could reasonably be expected to result in such a suit, claim, action, proceeding or investigation. To the Knowledge of Company, there are no facts or circumstances that could reasonably be expected to result in the denial of insurance coverage under policies issued to Company in respect of such suits, claims, actions, proceedings and investigations, except in any case as could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Company is not subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially interfere with Company's ability to consummate the transactions contemplated herein.

          3.10 Intentionally omitted.

          3.11 INTELLECTUAL PROPERTY.

               (a) Company owns, or has the valid right to use, possess, sell or license all Company Intellectual Property necessary for the conduct of the Business, including, as presently conducted and as presently proposed to be conducted, and such rights to use, possess, sell or license are sufficient for the conduct of the Business. SCHEDULE 3.11(a) of the Company Disclosure Schedule contains an accurate and complete list of (i) all patents and patent applications, trademarks, service marks, Internet domain names and applications therefor, and copyrights and copyright applications, which are part of the Company Intellectual Property, used or useful to the Business, and which have been issued or registered by, or filed with, any United States, foreign or international governmental or other body having authority to issue, register or review the same, (ii) all unregistered trademarks and/or service marks used by Company in connection with the Business, and (iii) all licenses, sublicenses and other agreements to which Company is a party and pursuant to which Company is granted rights under any third party Intellectual Property, which is used in the Business (other than licenses to use "OFF THE SHELF" software) or pursuant to which any third party is authorized by Company to use any Intellectual Property, which is used in the Business.

               (b) Except as provided in SCHEDULE 3.11(b) of the Company Disclosure Schedule, the Company Intellectual Property is: (i) owned solely and exclusively by Company, free and clear of any and all mortgages, pledges, liens, security interests, conditional sale agreements or encumbrances of any kind or
(ii) rightfully used or otherwise enjoyed by Company pursuant to one or more license agreements, each of which license agreements is, to the Knowledge of Company, valid and enforceable.

               (c) Except as set forth in SCHEDULE 3.11(c) of the Company Disclosure Schedule, Company is not, to the Knowledge of Company, infringing, and no action is currently pending which asserts that Company is infringing, on any Intellectual Property of any Person. Except as set forth in SCHEDULE 3.11(c) of the Company Disclosure Schedule, Company has not received notice from any Person within the past twelve (12) months asserting that Company is infringing on any Intellectual Property of any such Person. No action is currently pending which asserts that any Person is infringing on any Company Intellectual Property, and Company has not asserted any claim of such infringement against any Person within the past twelve (12) months. To the Knowledge of Company, there is no unauthorized use, disclosure, infringement or misappropriation of any Company Intellectual Property by any third party.

               (d) No current or former employee, officer, director, consultant or independent contractor of Company has any right, license, claim or interest whatsoever with respect to the Company Intellectual Property.

               (e) All intellectual property registrations included in the Company Intellectual Property have been duly maintained, are in full force and effect and have not been cancelled, expired or abandoned.

               (f) Company has taken all reasonably necessary and appropriate steps to protect and preserve the confidentiality of all Company Intellectual Property not otherwise protected by patents, patent applications or copyright ("COMPANY CONFIDENTIAL INFORMATION"). All use, disclosure or appropriation of Company Confidential Information owned by Company by or to a third party has been pursuant to the terms of a written agreement between Company and such third party. All use, disclosure or appropriation by Company of Company Confidential Information not owned by Company has been pursuant to the terms of a written agreement between Company and the owner of such Company Confidential Information, or is otherwise lawful.

          3.12 TAXES.

               (a) Company, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Company is or has been a member, have properly completed and timely filed all Tax Returns required to be filed by them (or have timely filed requests for extensions of the filing dates and have met all subsequent filing deadlines with respect to such extensions) and have paid all Taxes shown thereon to be due. All Tax Returns filed by Company are true, correct and complete in all material respects. Company has no liability for unpaid Taxes (whether or not shown to be due on any Tax Return) which has not been accrued for or reserved on the Company's consolidated (audited) balance sheet of December 31, 2001, whether asserted or unasserted, contingent or otherwise, other than liabilities for unpaid Taxes that have accrued since December 31, 2001 in connection with the operation of the business of Company consistent with past practice.

               (b) Except as set forth in SCHEDULE 3.11 of the Company Disclosure Schedule, there is (i) no material claim for Taxes that is a lien against the property of Company or is being asserted against Company other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of Company being conducted by a Taxing Authority or pending or, to the Knowledge of Company, threatened, (iii) no extension of the statute of limitations on the assessment of any Taxes that has been granted by Company and is currently in effect, and (iv) no agreement, contract or arrangement to which Company is a party that may result in the payment of any amount that would not be deductible by reason of Section 280G, Section 404 or Section 162(m) of the Code. There is no contract, agreement, plan or arrangement to which Company is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to
Section 4999 of the Code.

               (c) Company has not been and will not be required to include any material adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the date hereof.

               (d) Company has not filed or will not file any consent to have the provisions of Section 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to Company.

               (e) Company is not a party to any Tax sharing, Tax indemnity or Tax allocation agreement or arrangement nor does Company have any liability or potential liability to another party under any such agreement.

               (f) Company has never been a member of a consolidated, combined or unitary group of which Company was not the ultimate parent corporation or is liable for any Tax imposed on any other Person, except as the result of the application of Treasury Regulation Section 1.1502-6 (or any comparable provision of state, local or foreign law) to the affiliated group of which Company is the common parent.

               (g) Company has in its possession receipts or other evidence of payment for any Taxes paid to foreign Tax authorities. Company has never been a "PERSONAL HOLDING COMPANY" within the meaning of Section 542 of the Code or a "UNITED STATES REAL PROPERTY HOLDING CORPORATION" within the meaning of Section 897 of the Code.

               (h) Company has not constituted either a "DISTRIBUTING CORPORATION" or a "CONTROLLED CORPORATION" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two (2) years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "SERIES OF RELATED TRANSACTIONS" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated hereby.

               (i) Company is in full compliance with all terms and conditions of any Tax exemption, Tax holiday or other Tax reduction agreement or order of a territorial or foreign government and the consummation of the transactions contemplated hereby will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption, Tax holiday or other Tax reduction agreement or order.

               (j) No claim has ever been made by any Taxing Authority in a jurisdiction where Company does not file Tax Returns that Company is or may be subject to taxation by that jurisdiction.

               (k) Company has withheld and paid all Taxes required to have been withheld and paid over and complied with all material information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

               (l) No items of income attributable to transactions occurring on or before the close of the last preceding taxable year of Company will be required to be included in taxable income by Company in a subsequent taxable year by reason of Company reporting income on the installment sales method of accounting, the cash method of accounting, the completed contract method of accounting or the percentage of completion capitalized cost method of accounting.

          3.13 INSURANCE. SCHEDULE 3.13 of the Company Disclosure Schedule sets forth a complete and accurate list of all insurance contracts (and their expiration dates), including all policies of fire, liability (including products and environmental liability), workers' compensation, casualty, business interruption and all other forms of insurance owned, held by or maintained by or on behalf of Company with respect to the Business. All such contracts are valid, outstanding, and enforceable policies and, to the Knowledge of Company, provide insurance coverage typical for the Business, and provide that they will remain in full force and effect through at least the respective dates set forth in
SCHEDULE 3.13 of the Company Disclosure Schedule without payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of the transactions contemplated by this Agreement. There presently are no claims outstanding nor, to the Knowledge of Company, any basis therefor under any of the policies listed in SCHEDULE 3.13 of the Company Disclosure Schedule, except as disclosed in SCHEDULE 3.9 of the Company Disclosure Schedule. SCHEDULE
3.13 of the Company Disclosure Schedule also contains a schedule setting forth the claims and loss history of the Business for the three (3) years prior to Closing Date under all policies of worker's compensation insurance, employers' liability insurance, general liability insurance and automobile liability insurance, property insurance and errors and omissions insurance.

          3.14 TAX AUDITS. There are no tax audits pending by any Taxing Authority with respect to Company.

          3.15 PROPERTIES. Except as set forth in SCHEDULE 3.15 of the Company Disclosure Schedule, Company has good and valid title, free and clear of all Encumbrances, except for Permitted Encumbrances, to all of the Purchased Assets, other than liens arising in the ordinary course of business. All buildings, fixtures, equipment and other property and assets constituting Purchased Assets that are material to Company's business on a consolidated basis, held under leases or sub-leases by Company, are held under valid instruments which, to the Knowledge of Company, are enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). Substantially all of Company's equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted. On the Closing Date, Company shall transfer, convey and deliver to Acquiror good, valid and marketable title to all of the Purchased Assets, free and clear of any and all Encumbrances.

          3.16 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Company.

          3.17 BUSINESS ACTIVITY RESTRICTION. Except as set forth in SCHEDULE
3.17 and except for restrictions that have no impact on the Business of the Company Disclosure Schedule, Company has not entered into any agreement under which Company is restricted from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.

          3.18 AFFILIATE TRANSACTIONS. Except as set forth in SCHEDULE 3.18 of the Company Disclosure Schedule and except for transactions that have not had and will not have an impact on the Business, Company is not a party to any agreement with or has any interest in any property (whether real or personal, tangible or intangible) of any of its affiliates, shareholders, employees, officers, directors or any entities affiliated with any such persons or any family members of any such persons, nor are there any agreements or understandings for the provision, directly or indirectly, of services by and between Company, on the one hand, and any of its Affiliates, shareholders, employees, associates, officers, directors or any entities affiliated with any such persons or any family members of any such persons, on the other hand (other than agreements relating to remuneration for services rendered as an officer or employee of Company in the ordinary course).

          3.19 INTENTIONALLY OMITTED.

          3.20 INTENTIONALLY OMITTED.

          3.21 INVESTMENT REPRESENTATION. Company is acquiring the Acquiror's Common Stock for investment and not with a view to the resale or distribution thereof. Company acknowledges that, when issued, the shares of Acquiror's Common Stock will be restricted securities which may not be sold without registration or exemption from registration under the Securities Act and applicable state securities laws. Company further acknowledges and understands that the stock certificates evidencing the Acquiror's Common Stock will bear a legend reading substantially as follows:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT").

          SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, SUCH TRANSFER MAY BE MADE PURSUANT TO RULE 144 OR OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

          3.22 CUSTOMERS AND SUPPLIERS. SCHEDULE 3.22 of the Company Disclosure Schedule sets forth (a) the twenty (20) largest (in terms of royalties or fees paid) suppliers, which includes the following: (i) list owners of Company (the "MATERIAL SUPPLIERS") during the three-month period ended March 31, 2002, (ii) the number of Valid and Unique Records from such Material Supplier and used by the Company for its email advertising campaigns during the subject period, (iii) the aggregate dollar amounts invoiced by the Company to its advertising clients in connection with the use of the subject Valid and Unique Records during the subject period, and (iv) the aggregate dollar amount of fees or royalties payable to each Material Supplier in connection with the use of the subject Valid and Unique Records during the subject period, and (b) the twenty (20) largest customers (in terms of royalties or fees paid by the customer) of the Business (the "MATERIAL CUSTOMERS") during the three-month period ended March 31, 2002, together with the dollar amount of royalties or fees paid by such customer during each such period. Except as otherwise set forth in SCHEDULE 3.22, Company maintains good relations with all suppliers or customers listed or required to be listed in SCHEDULE 3.22, and, to the Knowledge of the Company, no such party has canceled, terminated or made any threat to Company to cancel or otherwise terminate its relationship with Company or to materially decrease its services or supplies to Company or its direct or indirect purchase or usage of the products or services of Company.

          3.23 DISCLOSURE. Neither this Agreement nor any of the exhibits, attachments, certificates or schedules delivered hereunder by Company contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which Company has not disclosed to Acquiror herein and of which Company or any of its respective officers, directors or executive employees is aware and which could reasonably be anticipated to have a Company Material Adverse Effect on the ability of Acquiror to continue the businesses of Company in the same manner as Company conducted its business prior to the Closing Date.

          3.24 FINANCIAL SOLVENCY. (a) To the Knowledge of the Company, and based on the financial condition of Company as of the date hereof, Company's assets do not constitute unreasonably small capital to carry out its business as now conducted; (b) Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt); and (c) Company is not subject to any Bankruptcy Event. the board of Directors of Company has determined that the Company shall receive not less than a reasonably equivalent value for the transactions contemplated hereby.

          3.25 EXPERIAN CREDIT. 24/7 Media, Inc. was merged with and into the Company on __________, 2001, and the Company has succeeded to all of 24/7 Media, Inc.'s rights in and to each of the Company Material Agreements with respect to which 24/7 Media, Inc. was the signatory to contract, including but not limited to, the Experian Contract. As of the date of this Agreement and as of the Closing, the Company is and will be owed a credit of at least Five Hundred Thousand Dollars (US$500,000) (the "EXPERIAN CREDIT") pursuant to the terms of the Experian Contract.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

          Each of Naviant and Acquiror hereby represents and warrants to Company, subject to the exceptions specifically disclosed in writing in the Acquiror Disclosure Schedule, that:

          4.1 ORGANIZATION AND QUALIFICATION. Acquiror and Naviant have been duly organized and are validly existing and in good standing under the laws of the jurisdiction of their incorporation or organization, as the case may be, and have the requisite corporate power and authority to own, lease and operate their properties and to carry on their business as they are now being conducted and proposed to be conducted. Acquiror is a newly formed corporation, established by Naviant for purposes of consummating the transactions contemplated by the Acquisition. Acquiror and Naviant are in good standing in their states of incorporation.

          4.2 ARTICLES OF INCORPORATION AND BYLAWS. The copies of Acquiror's Articles of Incorporation and By-Laws attached hereto as SCHEDULE 4.2 (the "ARTICLES AND BY-LAWS"), are true, complete and correct copies thereof. Such Articles and By-Laws are in full force and effect. Acquiror is not in violation of any of the provisions of its Articles and By-Laws.

          4.3 CAPITALIZATION. As of the date hereof, (i) the authorized Acquiror Capital Stock consists of 1,000 shares of Acquiror Common Stock; (ii) the issued and outstanding Acquiror Capital Stock consists of 801 shares of Acquiror Common Stock, all of which are validly issued, fully paid and nonassessable; and (iii) no other shares of Acquiror Capital Stock are held in the treasury of Acquiror. As of the date hereof, there are no outstanding Acquiror Stock Options or Acquiror Warrants. As of the date of the Closing, there will be no Acquiror Stock Options or Acquiror Warrants, except as issued in accordance with the express terms of this Agreement.

          4.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Naviant and Acquiror has all necessary corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby (including, without limitation, the issuance of Acquiror's Capital Stock and the Notes). The execution and delivery of this Agreement and the Ancillary Agreements by Acquiror and Naviant and the consummation by Acquiror and Naviant of the transactions contemplated hereby and thereby (including, without limitation, the issuance of Acquiror's Capital Stock and the Notes) have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Acquiror or Naviant (as applicable) are necessary to authorize this Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement has been, and as of the Closing the Ancillary

Agreements will have been, duly executed and delivered by each of Acquiror and Naviant and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute (or, in the case of the Ancillary Agreements, will constitute) the legal, valid and binding obligations of each of Acquiror and Naviant, enforceable against Acquiror or Naviant (as applicable) in accordance with their respective terms, except to the extent that enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

          4.5  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

               (a) Except as set forth in SCHEDULE 4.5 of the Acquiror Disclosure Schedule, the execution and delivery of this Agreement and the Ancillary Agreements by Acquiror and Naviant do not, and the performance by Acquiror and Naviant of their respective obligations hereunder and thereunder (including, without limitation, the issuance of the shares of Acquiror Capital Stock), and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or violate any provision of the Articles and Bylaws of Acquiror or the Articles of Incorporation and Bylaws of Naviant (as applicable), (ii) conflict with or violate any Law applicable to Acquiror or Naviant (as applicable) or by which any property or asset of Acquiror or Naviant (as applicable) is bound or affected or (iii) result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Acquiror or Naviant (as applicable) pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror or Naviant (as applicable) is a party or by which Acquiror, Naviant or any of their respective assets are bound.

               (b) Except as set forth in SCHEDULE 4.5 of the Acquiror Disclosure Schedule, the execution and delivery of this Agreement and the Ancillary Agreements by Acquiror and Naviant do not, and the performance by Acquiror and Naviant of its obligations hereunder and thereunder (including, without limitation, the issuance of shares of Acquiror Capital Stock) and the consummation of the transactions contemplated hereby and thereby will not, require any consent, approval, authorization or other action, by notice or filing with any Governmental Entity or other third party, pursuant to any applicable Law, or Governmental Order.

          4.6 COMPLIANCE WITH LAWS. Acquiror has not engaged in any material business activities other than the negotiations, execution and delivery of this Agreement. Acquiror is not in conflict with, or in default or violation of, any Law applicable to Acquiror or by which any property or asset of Acquiror is bound or affected or, except for such conflicts, defaults or violations that could not reasonably be expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect.

          4.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as otherwise set forth in SCHEDULE 4.7 of Acquiror Disclosure Schedule, since Acquiror's inception, there has not been any event that could reasonably be expected to prevent or materially delay the performance of

Acquiror's obligations pursuant to this Agreement and the consummation of the transactions contemplated hereby by Acquiror.

          4.8 EMPLOYEE BENEFIT PLANS; LABOR MATTERS. As of the date hereof, Acquiror has no employees.

          4.9 LITIGATION. Except as set forth in SCHEDULE 4.9 of the Acquiror Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the Knowledge of Acquiror, threatened in writing against Acquiror or Naviant that could reasonably be expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect or materially interfere with Acquiror's or Naviant's ability to consummate the transactions contemplated herein and there are no existing facts or circumstances that could reasonably be expected to result in such a suit, claim, actions, proceeding or investigation. Acquiror is not subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect or materially interfere with Acquiror's or Naviant's ability to consummate the transactions contemplated herein.

          4.10 PROPERTIES. As of the date hereof, Acquiror owns no material properties or assets, whether tangible or intangible, real, personal or mixed

          4.11 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Acquiror.

          4.12 BUSINESS ACTIVITY RESTRICTION. Acquiror has not entered into any agreement under which Acquiror is restricted from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.

          4.13 AFFILIATE TRANSACTIONS. Except as set forth in Schedule 4.13 of the Acquiror Disclosure Schedule, Acquiror is not a party to any agreement with or has any interest in any property (whether real or personal, tangible or intangible) of any of its affiliates, shareholders, employees, officers, directors or any entities affiliated with any such persons or any family members of any such persons, nor are there any agreements or understandings for the provision, directly or indirectly, of services by and between Acquiror, on the one hand, and any of its Affiliates, shareholders, employees, associates, officers, directors or any entities affiliated with any such persons or any family members of any such persons, on the other hand (other than agreements relating to remuneration for services rendered as a full-time officer or employee of Acquiror in the ordinary course).

          4.14 FINANCIAL SOLVENCY. (a) to the Knowledge of Naviant, and based on the financial condition of Naviant as of the date hereof, Naviant's assets do not constitute unreasonably small capital to carry out its business as now conducted, (b) Naviant does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt); and (c) Naviant is not subject to any Bankruptcy Event. The Board of Directors of Company has determined that

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Naviant shall receive not less than a reasonably equivalent value for the transactions contemplated hereby.

          4.15 DISCLOSURE. Neither this Agreement nor any of the exhibits, attachments, certificates or schedules delivered hereunder by Acquiror contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein not misleading.

                                    ARTICLE V
                       ADDITIONAL COVENANTS AND AGREEMENTS

          5.1 CONDUCT OF COMPANY PENDING THE CLOSING. Company agrees that, between the date of this Agreement and the Closing Date, unless Acquiror shall otherwise agree in writing, except as set forth in SCHEDULE 5.1 of the Company Disclosure Schedule, (x) the business of Company shall be conducted only in, and Company shall not take any action except in, the ordinary course of business consistent with past practice and (y) Company shall use its commercially reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of Company and to preserve the current relationships of Company with such of the corporate partners, customers, suppliers and other Persons with which Company has significant business relations in order to preserve substantially intact its business organization. Without limitation, except as set forth in SCHEDULE 5.1 of the Company Disclosure Schedule, Company shall not, between the date of this Agreement and the Closing Date, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Acquiror:

               (a) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of, (i) any shares of capital stock of Company of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Company, other than the issuance of shares of Company Common Stock pursuant to the exercise of stock options, warrants or convertible securities therefor outstanding as of the date hereof or expressly permitted by this Agreement or issuances of stock bonuses pursuant to Company's Stock Bonus Plan in the amounts and to the persons specified in SCHEDULE 5.1 of the Company Disclosure Schedule, or (ii) any material property or assets of Company except
(A) transactions pursuant to existing contracts and (B) dispositions, leases or licenses of inventory in the ordinary course of business consistent with past practice;

               (b) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or Person or any division thereof, other than the purchase of assets for a price not to exceed US$100,000 in any instance, (ii) incur any Indebtedness, including any indebtedness for borrowed money (other than indebtedness with respect to working capital in amounts consistent with past practice) or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person for borrowed money or make any loans or advances material to the business, assets, liabilities, financial condition or

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results of operations of Company, taken as a whole, (iii) terminate, cancel or request any material change in, or agree to any material change in, any Company Material Contract other than in the ordinary course of business consistent with past practice, (iv) waive any rights of material value or cancel any material debts or claims, (v) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice that have been budgeted for fiscal year 2002 and disclosed in writing to Acquiror and that are not, in the aggregate, in excess of US$100,000 for Company, or (vi) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.1(b);

               (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

               (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

               (e) authorize cash payments in exchange for any Company stock options granted under the Company Stock Plan;

               (f) amend the terms of, repurchase, redeem or otherwise acquire, any of its securities, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

               (g) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims, liabilities or obligations in the ordinary course of business and consistent with past practice;

               (h) except as required by any Governmental Entity, make any material change with respect to Company's accounting policies, principles, methods or procedures, including, without limitation, revenue recognition policies;

               (i) make any material Tax election or settle or compromise any material Tax liability;

               (j) enter into any transaction of a material nature other than in the ordinary course of business, consistent with past practice; or

               (k) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of Company contained in this Agreement untrue or incorrect or prevent Company from performing or cause Company not to perform its covenants hereunder or result in any of the conditions to the consummation of the transactions contemplated hereby set forth herein not being satisfied.

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          5.2  CONDUCT OF ACQUIROR PENDING THE CLOSING. Acquiror agrees that, between the date of this Agreement and the Closing Date, unless Company shall otherwise agree in writing, (x) the business of Acquiror shall be conducted only in, and Acquiror shall not take any action except in, the ordinary course of business consistent with past practice and (y) Acquiror shall use its best efforts to keep available the services of such of the current officers, significant employees and consultants of Acquiror and to preserve the current relationships of Acquiror with such of the corporate partners, customers, suppliers and other Persons with which Acquiror has significant business relations in order to preserve substantially intact its business organization. Without limitation, Acquiror shall not, between the date of this Agreement and the Closing Date, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Company:

               (a) amend or otherwise change its Articles of Incorporation or bylaws or equivalent organizational documents;

               (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of, (i) any shares of capital stock of Acquiror of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Acquiror, other than the issuance of shares of Acquiror Common Stock pursuant to the exercise of stock options, warrants or convertible securities therefor outstanding as of the date hereof or expressly permitted by this Agreement or (ii) any material property or assets of Acquiror except (A) transactions pursuant to existing contracts and (B) dispositions, leases or licenses of inventory in the ordinary course of business consistent with past practice;

               (c) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or Person or any division thereof, other than the purchase of assets for a price not to exceed US$100,000 in any instance, (ii) incur any indebtedness for borrowed money (other than indebtedness with respect to working capital in amounts consistent with past practice) or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person for borrowed money or make any loans or advances material to the business, assets, liabilities, financial condition or results of operations of Acquiror, taken as a whole, (iii) terminate, cancel or request any material change in, or agree to any material change in, any Acquiror Material Contract other than in the ordinary course of business consistent with past practice,
(iv) waive any rights of material value or cancel any material debts or claims,
(v) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice that have been budgeted for fiscal year 2002 and disclosed in writing to Acquiror and that are not, in the aggregate, in excess of US$100,000 for Acquiror taken as a whole; or
(vi) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.2(c);

               (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of the Acquiror Capital Stock;

               (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

               (f) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims, liabilities or obligations in the ordinary course of business and consistent with past practice;

               (g) except as required by any Governmental Entity, make any material change with respect to Acquiror's accounting policies, principles, methods or procedures, including, without limitation, revenue recognition policies, other than as required by U.S. GAAP;

               (h) make any material Tax election or settle or compromise any material Tax liability;

               (i) enter into any transaction of a material nature other than in the ordinary course of business, consistent with past practice; or

               (j) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of Acquiror contained in this Agreement untrue or incorrect or prevent Acquiror from performing or cause Acquiror not to perform its covenants hereunder or result in any of the conditions to the consummation of the transactions contemplated hereby set forth herein not being satisfied.

          5.3 NOTICES OF CERTAIN EVENTS. Each of Acquiror and Company shall give prompt notice to the other of: (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby, (b) any notice or other communication from any Governmental Entity in connection with the transactions contemplated hereby, (c) any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting Acquiror, or Company, respectively, which, if pending on the date hereof, would have been required to have been disclosed in this Agreement, or that relate to the consummation of the transactions contemplated hereby, (d) the occurrence of a material default or event that, with the giving of notice or lapse of time or both, will become a material default under any Company Material Contract, and (e) any change that could reasonably be expected to have an Acquiror Material Adverse Effect or a Company Material Adverse Effect, respectively, or to delay or impede the ability of either Acquiror or Company, respectively, to perform their respective obligations pursuant to this Agreement or to effect the consummation of the transactions contemplated hereby.

          5.4  FURTHER ACTION; CONSENTS; FILINGS.

               (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all commercially reasonable best efforts to (i) take, or cause to be taken,

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all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated hereby, (ii) obtain from Governmental Entities and other applicable third parties any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Acquiror or Company or any of their respective Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement and the transactions contemplated hereby required under (A) the Securities Act and any other applicable federal or Blue Sky Laws, and (B) any other applicable Law. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling parties and their advisors prior to filing, and none of the parties shall file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the transactions contemplated hereby at the behest of any Governmental Entity without the consent and agreement of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

               (b) Each of Company and Acquiror will give any notices to third Persons, and use commercially reasonable efforts to obtain any consents from third Persons necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

          5.5 PUBLIC DISCLOSURE. Unless otherwise permitted by this Agreement, Acquiror and Company shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement or the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld).

          5.6 EMPLOYEE MATTERS. Subject to and upon the Closing, Acquiror shall offer employment to each of the employees of Company identified in SCHEDULE 5.6 of the Acquiror Disclosure Schedule upon terms substantially equivalent to the terms of employment received by current employees of Acquiror in comparable positions (any employees of Company employed by Acquiror following the Closing being hereinafter referred to as the "TRANSFERRED EMPLOYEES"). Acquiror shall, immediately following the Closing, offer all Transferred Employees coverage under its group medical plan without the imposition of any waiting period requirement or pre-existing condition limitation, and each Transferred Employee shall be credited with the amount of his or her payments made on or prior to the Closing Date for purposes of satisfying any deductibles and out-of-pocket maximum payments under Acquiror's health plan, to the extent permitted by such plan. In addition, with respect to each other benefit plan provided by Acquiror, each Transferred Employee shall be given credit, for purposes of any service requirement for participation or vesting (but not benefit accrual for purposes of any defined benefit pension plan), for his or her period of service with Company credited under a similar plan prior to the Closing Date, subject to appropriate break in service rules. Acquiror shall be responsible for providing the certified health coverage required under COBRA with respect to any former employee of Company or eligible dependents who had a qualifying event under Section 4980B of the Code before the Closing or employees of Company who have a qualifying event as a result of the consummation of the transactions contemplated by this Agreement. Acquiror shall also be liable for any and all vacation time accrued by the Transferred Employees as of the Closing Date, and shall assume all obligations with respect thereto.

          5.7 CONFIDENTIALITY. Each of Company, Naviant and Acquiror shall, and shall cause its principals, officers, directors, employees and authorized representatives to, hold in confidence, and not disclose to any Person without the other party's prior written consent, all information received by it from the other party, and its respective principals, officers, directors, employees, agents, counsel and auditors in connection with the transactions contemplated hereby, except to the extent that such information is a matter of public knowledge or is required by be disclosed by law or judicial or administrative process as may be required by applicable law or as otherwise contemplated herein.

          5.8 CERTAIN TAX MATTERS. Company shall be responsible for the payment of and shall pay all federal, state, local or foreign taxes of Company due any taxing authority with respect to all periods up to and including the Closing Date and periods after the Closing Date.

          5.9  EXECUTION AND DELIVERY OF ANCILLARY AGREEMENTS.

               (a) Company shall use commercially reasonable best efforts to execute and deliver at or prior to the Closing Date, each of (i) the Bill of Sale and Assumption Agreement, and (ii) the Transition Services Agreement.

               (b) Acquiror and/or Naviant (as applicable) shall use commercially reasonable best efforts to execute and deliver, at or prior to the Closing Date, each of (i) the Bill of Sale and Assumption Agreement, (ii) the Transition Services Agreement, and (iii) the Notes, and deliver the Consideration.

          5.10 PAYOFF AND ESTOPPEL LETTERS. Prior to the Closing Date, Company shall request and deliver to Acquiror payoff and estoppel letters from such holders of any Indebtedness of Company as Acquiror may require, which letters shall contain payoff amounts, per diem interest, wire transfer instructions and an agreement to deliver to Acquiror, upon full payment of any such Indebtedness, UCC-3 termination statements or other appropriate releases and any original promissory notes or other evidences of indebtedness marked canceled.

          5.11 NON-COMPETITION.

               (a) For a period of three (3) years following the Closing (the "NON-COMPETE PERIOD"), Company hereby covenants and agrees that it will not, directly or indirectly or through an affiliate:

               (1) as an individual proprietor, owner, partner, stockholder, officer, employee, director, consultant, agent, joint venturer, investor, lender, or in any other capacity whatsoever alone or in association with others, or in any capacity, own, manage, operate, control, consult with, be employed by, or invest in, any business competitive with the Business, anywhere in the United States of America; PROVIDED, HOWEVER, that (i) the Company's employees

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may, in response to a request for assistance from a client, assist advertisers to purchase e-mail marketing campaigns on the condition that: (i) the Acquiror is promptly notified of the request; (ii) the Company contractually engages Acquiror or permits the client to contractually engage Acquiror to fulfill the request; (iii) Company agrees to use commercially reasonable efforts to persuade the advertiser to satisfy the requests with lists that are managed by the Acquiror (and if the request is satisfied by Acquiror and Acquiror is paid, then Company shall receive the industry standard brokerage commission for such campaigns); (iv) Company agrees to evenly split the brokerage fee associated with such request with Acquiror in cases where the advertiser uses a third party list and the Company is paid; and (v) the Company agrees that it shall not be entitled to any fee or commission that is commonly recognized by the industry as a fee for a content license (the "FULFILLMENT FEE").

               (2) recruit or otherwise solicit or induce any person (natural or otherwise) who is or becomes an employee or consultant of Naviant and/or Acquiror to terminate his or her employment with, or otherwise cease his or her relationship with, Naviant and/or Acquiror or hire any such employee or consultant who, prior to the date hereof, has left the employ of Naviant and/or Acquiror within one (1) year after termination of such employee's or consultant's employment with Naviant and/or Acquiror; or

               (3) solicit or attempt to solicit any U.S. business, customers, suppliers, or clients of Naviant and/or Acquiror in a manner that is directly or indirectly competitive with the Business.

               (b) Each of Naviant, Acquiror and Company hereby acknowledge and agree that the restrictions set forth in this Section are considered to be reasonable for the purposes of protecting Naviant and/or Acquiror's legitimate business interests. In view of the substantial harm which would result from a breach or threatened breach of the covenants contained in this Section 5.11, Company agrees that such covenants shall be enforced to the maximum extent permitted by law. If any such covenant or portion thereof is found by any court of competent jurisdiction to be illegal, void or unenforceable because it extends for too long a period of time or over too broad a range of activities or in too large a geographic area or for any other reason, however, such restriction shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable or otherwise so as to render the covenant enforceable.

               (c) The Non-Compete period shall be tolled for any period(s) of violation or period(s) of time required for litigation to enforce the covenants herein.

               (d) In addition, the parties acknowledge and agree that it is impossible to more precisely estimate the damages that Naviant and/or Acquirer would suffer upon Company's nonperformance or breach of its obligations under this Section 5.11 of this Agreement, and the parties expressly acknowledge and agree that Naviant shall be entitled to receive US$2,000,000 in the event of nonperformance or breach of this Section 5.11 by Company (the "DEFAULT PAYMENT"). In order for Naviant and/or Acquiror to be entitled to a Default Payment pursuant to this Section 5.11 (d), Naviant or Acquiror must: (i) provide Company of written notice via certified mail and otherwise in compliance with the notice provisions of this Agreement of the non-performance or breach of its obligations under Section 5.11; and (ii)

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provide the Company ten (10) business days to cure the non-performance or breach; provided, however, Naviant and/or Acquiror shall not be required to provide notice with respect to a non-performance or breach with respect to which Naviant and/or Acquiror has previously provided Company notice. Notwithstanding the foregoing sentence, Naviant and/or Acquiror shall be also entitled to a Default Payment if they can prove in a court of law that (i) Company willfully and intentionally failed to perform or breached its obligations under Section 5.11; and (ii) such non-performance or breach directly or indirectly generated revenue to a person or entity subject to the provision of this Section 5.11 in excess of $105,000. The parties further acknowledge and agree that the Default
Payment: (i) is mutually agreed upon liquidated damages (not intended as a penalty), (ii) is not unconscionable, (iii) does not and will not constitute an unjust enrichment, (iv) is fair and reasonable under the circumstances, (v) was bargained for and derived through mutual negotiation, (vi) constitutes a material and integral part of this Agreement and that but for the agreement by Company to perform such obligations and comply with such covenants, Naviant and Acquiror would not have agreed to enter into this Agreement and (vii) is not Naviant and/or Acquiror's sole remedy of such nonperformance or breach by Company of this Section 5.11 and Naviant and/or Acquiror expressly reserves the right to seek any other available legal or equitable remedy, including, without limitation, specific performance. In addition to the Default Payment and any and all other rights which may be available to the Company, whether at law or in equity, the Company shall be entitled, at its election, to seek specific performance, injunctive relief and such other equitable relief to enforce the terms and provisions of this section.

               (e) Section 5.11 shall not apply to: (i) any Qualified Entity (as such term is defined below) that acquires a controlling equity interest in Company provided that such Qualified Entity does not use the Company or the assets and resources of the Company (in particular but without limitation, any information that relates to the Business) to engage in the Business; and provided, further that the current Executive Officers of the Company do not participate in any manner in assisting such Qualified Entity in developing a business that is competitive with the Business; (ii) any Qualified Entity that generates less than 20% of its revenues from activities competitive with the Business and with respect to which Company acquires a controlling interest provided that such Qualified Entity does not use the Company or the assets or resources of the Company (in particular, but without limitation, any information that relates to the Business) to engage in the Business; or (iii) any publicly traded company or entity in which Company holds less than 5% equity interest, provided that neither the Company nor any of its other affiliates actually participates or is physically involved in the subject entities' business which is comparable to the Business. A Qualified Entity is defined to be a business which generates in excess of $5 million of annual revenues, for the twelve month period preceding the measurement date of such Qualified Entity's annual revenues.

               (f) Notwithstanding the provisions of Section 5.11 (e)(ii), Naviant and the Acquiror shall have for the Non-compete Period a right of first refusal to acquire the business that Company acquires which directly or indirectly competes with the Business.

               (g) Subject to the Company's rights under Section 5.1(a)(1), for the Non-Compete Period, Company shall, at its own cost and expense, immediately refer any and all persons that make inquiries about (i) 24/7 Mail, Inc.; (ii) the Business; (iii) email advertising campaigns generally; or (iv) services provided by the Business (an "INQUIRY") to the Acquiror.

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With respect to any Inquiry, including an Inquiry made in person, by telephone, via a website, or via an email, the Company shall and shall cause its employees and agents to, in a professional and courteous manner, promptly refer the Inquiry to such persons as are designated by Naviant or Acquiror from time to time.

          5.12 FURTHER ASSURANCES. At any time, and from time to time, after the Closing Date, Company shall execute such additional instruments and take such actions as may be reasonably requested by Naviant and Acquiror to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

          5.13 FUNDING; NON-DILUTION. (a) Pursuant to the terms and provisions of the Option Note, Naviant has the right (the "Right") to satisfy certain debts by causing the Acquiror to issue Acquiror Common Stock to the holder (the "Holder") of the Option Note (a "Potential Equity Issuance"). Naviant and Acquiror agree that so long as the Option Note remains outstanding or the Right has not been unilaterally cancelled by Naviant, neither Naviant nor Acquiror will in connection with a Funding take or fail to take any action which would dilute the relative amount of Acquiror Capital Stock to be issued to Holder upon a Potential Equity Issuance. Naviant and Acquiror further agree that, in the event Naviant exercises the Right and Holder is issued Acquiror Common Stock, neither Naviant nor Acquiror will, in connection with a Funding prior to the third anniversary of the Closing, take or fail to take any action which would dilute the relative amount of Acquiror Capital Stock owned by Holder. A Funding is defined to be Naviant's direct or indirect contribution to, advance to, investment in or expenditure on or for the benefit of the Acquiror.

          (b) So long as the Option Note remains outstanding or the Right has not been unilaterally cancelled by Naviant, the Acquiror and Naviant shall owe Holder the same duty of fair treatment that Acquiror and Naviant would owe Holder if the then outstanding balance of the Option Note had been satisfied by the issuance of Acquiror Common Stock. Naviant agrees that all applicable statutes of limitations with respect to a breach by Naviant of the duty of fair treatment shall not begin to run until the earlier of: (i) Acquiror has actual notice of a breach, or (ii) the Right is exercised by Naviant.

          5.14 EXPERIAN CREDIT. Company shall use commercially reasonable efforts to assist or enable Acquiror and/or Naviant to utilize the Experian Credit in full prior to December 31, 2002.

                                   ARTICLE VI
                            CONDITIONS TO THE CLOSING

          6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE CLOSING. The respective obligations of each of Company, Naviant and Acquiror to consummate the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by agreement of Acquiror, Naviant and Company:

               (a) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the Closing shall be in effect, nor shall any

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proceeding brought by an administrative agency or commission or other
Governmental Entity or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Closing which makes the Closing illegal.

               (b)  All consents, approvals and authorizations specified in
SCHEDULE 4.5 and, to the extent not specifically listed in either Schedule, otherwise required to be obtained to consummate the transactions contemplated hereby, shall have been obtained from all applicable parties, including from all applicable Governmental Entities, except where the failure to obtain any such consent, approval or authorization could not reasonably be expected to result in a Company Material Adverse Effect or an Acquiror Material Adverse Effect.

          6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF COMPANY. The obligations of Company to consummate the Closing shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, by Company:

               (a) Each of the representations and warranties of Naviant and Acquiror contained in this Agreement shall be true, complete and correct both when made and on and as of the Closing Date as if made at and as of the Closing Date (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such certain date), except for changes expressly contemplated by this Agreement, and each of Naviant and Acquiror shall have performed or complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

               (b) Between the date of this Agreement and the Closing Date, there shall have been no Acquiror Material Adverse Effect.

               (c) Company shall have been provided with a certificate executed on behalf of Acquiror by an authorized officer certifying that the conditions set forth in Section 6.2(a) and (b) shall have been fulfilled.

               (d) Acquiror shall have delivered to Company (i) copies of the Articles and Bylaws as in effect immediately prior to the Closing and (ii) copies of resolutions adopted by the board of directors and sole shareholder of Acquiror authorizing the transactions contemplated by this Agreement (including, without limitation, the issuance of the Share Consideration), in each case certified by the Secretary of Acquiror as being true, complete and correct.

               (e) Company shall have received an opinion from Acquiror and Naviant's legal counsel, Hunton & Williams, dated as of the Closing Date, in substantially the form attached as EXHIBIT F hereto.

               (f)  INTENTIONALLY OMITTED.

               (g) Acquiror shall have tendered to Company US$1,000,000 of the Cash Consideration payable at Closing.

               (h) Naviant shall have executed and delivered to Company the Notes.

               (i) Acquiror shall have extended offers of employment to certain employees of Company pursuant to the terms of Section 5.6.

               (j) Acquiror shall have executed and delivered to Company (i) the Transition Services Agreement, and (ii) the Bill of Sale and Assumption Agreement.

          6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF NAVIANT AND ACQUIROR. The obligations of Naviant and Acquiror with respect to the Closing shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, by each of Naviant and Acquiror:

               (a) Each of the representations and warranties of Company contained in this Agreement shall be true, complete and correct both when made and on and as of the Closing Date as if made at and as of the Closing Date (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such certain date), except for changes expressly contemplated by this Agreement, and Company shall have performed or complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

               (b) Between the date of this Agreement and the Closing Date there shall have been no Company Material Adverse Effect.

               (c) Naviant and Acquiror shall have been provided with a certificate executed on behalf of Company by an authorized officer certifying that the conditions set forth in Section 6.3(a) and (b) shall have been fulfilled.

               (d) Company shall have delivered to Naviant and Acquiror (i) copies of the Articles of Incorporation and bylaws of Company as in effect immediately prior to the Closing and (ii) copies of resolutions adopted by the board of directors of Company authorizing the transactions contemplated by this Agreement, in each case certified by the Secretary of Company as being true, complete and correct.

               (e) Naviant and Acquiror shall have received an opinion from Company's outside legal counsel, Proskauer, Rose LLP dated as of the Closing Date, in form and substance reasonably acceptable to Acquiror and its counsel.

               (f) Company shall have executed and delivered to Acquiror and Naviant (i) the Transition Services Agreement, and (ii) the Bill of Sale and Assumption Agreement.

               (g) All other documents and information referenced in Article V shall have been furnished to Naviant and Acquiror and shall have been in form reasonably satisfactory to Naviant, Acquiror and its counsel.

               (h) Naviant shall have received executed copies of any all documentation reasonably requested by Naviant relating to Acquiror's securing the rights to the Intellectual Property relating to the Email Division. (ex. Domain name: 247Mail.com).

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               (i)  Each of the Transferred Employees shall have accepted the
Acquiror's offer of employment and Acquiror shall have received original executed copies of the Non-Competition Agreements from each of the Transferred Employees, in substantially the form attached as EXHIBIT G hereto.

               (j) Company shall have furnished to Naviant and Acquiror evidence of the release of any and all Encumbrances on or with respect to the Purchased Assets, including fully executed UCC-3 Termination Statements, as reasonably requested by Acquiror and Naviant.

               (k) Company shall have furnished to Naviant and Acquiror an electronic copy of each Email List, in a form reasonably acceptable to the Acquiror.

               (l) Company shall have furnished to Naviant and Acquiror a consent, in a form reasonably acceptable to Naviant and Acquiror, with respect to each contract listed on Schedule 3.8 hereof.

               (m) Naviant shall have received the consent of Comerica Bank - California to issue and perform its obligations under the Notes.

                                   ARTICLE VII
                       SURVIVAL OF TERMS; INDEMNIFICATION

          7.1 SURVIVAL. All representations and warranties set forth in this Agreement, the exhibits and schedules hereto, or in any document or instrument executed and delivered pursuant hereto are material, have been relied upon by each of the parties hereto, shall survive the Closing Date hereunder and shall not merge in the performance of any obligation by any party hereto. Any examination, inspection or audit of the properties, financial condition or other matters of Company and their respective businesses conducted by Acquiror or on its behalf on or prior to the Closing Date shall in no way limit, affect or impair the ability of Acquiror to rely upon the representations, warranties, covenants and obligations of Company set forth herein. Any examination, inspection or audit of the properties, financial condition or other matters of Acquiror and its business conducted by Company or on its behalf on or prior to the Closing Date shall in no way limit, affect or impair the ability of Company to rely upon the representations, warranties, covenants and obligations of Acquiror set forth herein. Company's obligations set forth in Section 5.11 shall survive until the third anniversary of the Closing Date.

          7.2  INDEMNIFICATION BY COMPANY.

               (a) Company hereby agrees to indemnify and hold Acquiror harmless from and against all liability, loss, damage, or injury and all reasonable costs and expenses (including reasonable counsel fees and costs of any investigation or suit related thereto) (collectively "LOSSES") arising from
(i) any misrepresentation, or breach of any covenant, representation or warranty of Company contained in this Agreement or the exhibits and schedules hereto, the Transition Services Agreement, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Company hereunder, (ii) any claim for workers' compensation, to the extent not covered by insurance maintained by Company, relating to employment periods prior to Closing, (iii) the assertion by

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any taxing authority against the Purchased Assets, Company, Naviant or Acquiror of any liability for taxes, assessments, fees, charges, additions to tax, interest or penalties, federal, state, local, foreign or other relating to Company for any period or relating to the Purchased Assets for a period or event prior to and through the Closing Date, or the imposition of any lien or other Encumbrance arising therefrom against the Purchased Assets or Company or which attach thereto, (iv) any suit, action, proceeding, claim or investigation, pending or threatened, or which may be filed in the future, which relates to the operations of the Business or the Company prior to the Closing or Company's officers, directors, employees or affiliates prior to the Closing, (v) any claim for a debt, obligation or liability of Company, whether arising pursuant to a Company Material Contract or otherwise, which is not specifically listed in
SCHEDULE 2.3 hereto and effectively assumed by Acquiror pursuant to this Agreement, (vi) any suit, action, proceeding, claim or investigation, pending or threatened, initiated by any shareholder of Company as a result of or in connection with the transactions contemplated herein, (vii) any claim or right, or any alleged claim or right, of third persons by virtue of application of laws relating to sales and use taxes or otherwise which may be asserted against any of the Purchased Assets in connection with the transactions contemplated by this Agreement, (viii) any of the liabilities and/or obligations of Company assumed by Acquiror pursuant to this Agreement, as set forth in SCHEDULE 2.3 hereto, exceeding the maximum aggregate amounts reflected in such schedule with respect to such liabilities and/or obligations or (ix) any suit, action, proceeding, claim or investigation (a "USE CLAIM"), pending or threatened, or which may be filed in the future, which relates to the Acquiror's use or proposed use of Email Lists before the Acquiror has secured the written consent of the list owners to use the Email Lists and provided that such Use Claim relates to uses or proposed uses of the Email Lists prior to the earlier of: (A) the thirtieth
(30th) day after the Closing; and (B) the day on which the Acquiror has secured Consents (as defined below) from list owners that own at least 22,500,000 Valid and Unique Records. A "CONSENT" is defined as the delivery of a written consent by a list owner to the Acquiror and the Company indicating that the list owners consent to the Company's assignment of a Company Alliance Agreement or a Company List Agreement to the Acquiror

               (b) Naviant and/or Acquiror shall each have the right to set-off any amounts owed to them pursuant to Article VII of this Agreement against any unpaid Consideration due or payable to Company hereunder to the extent that a neutral third-party arbitrator agreed upon by the parties (or to be designated by the New York office of the American Arbitration Association if the parties cannot mutually agree) determines that Naviant/Acquiror has a bona fide claim to amounts owed pursuant to this Article VII.

               (c) Notwithstanding the foregoing provisions of Section 7.2(b), if Naviant or Acquiror elect to exercise a right of set-off, the party exercising such right shall on the date such right is exercised provide Company notice of such exercise, identify the amounts owed to the noticing party pursuant to Article VII, identify the facts or events giving rise to the indemnity claim, and identify how it intends to apply such set-off amounts to unpaid consideration.

               (d) If Company objects to any aspect of the notice provided pursuant to Section 7.2(c), and the parties are unable to resolve such disagreement within one (1) business day, the parties agree to submit to binding arbitration to determine if, and only if, (i) Naviant and/or Acquiror have a justiciable claim that amounts are owed to either Naviant or Acquiror pursuant to Article VII of this Agreement; and (ii) accordingly, Naviant or Acquiror have a justiciable claim of a right of set-off under this Agreement (the "ARBITRATION ISSUE").

               (e) No later than five (5) business days after the date of any party's written notice to the other party of its desire to submit the Arbitration Issue to arbitration pursuant to Section 7.2(d) (the "REQUEST DATE"), the parties shall appoint a single arbitrator (the "ARBITRATOR") that is mutually agreeable to the parties. If the parties shall fail to agree upon the appointment of the Arbitrator within five business (5) days after the Request Date, then the parties shall request that the Miami office of the American Arbitration Association select the Arbitrator no later than ten (10) business days after the Request Date. The Arbitrator shall be impartial and unrelated, directly or indirectly, so far as employment or services is concerned to either of the parties or to any Affiliate or to any person directly or indirectly related to the parties or to any Affiliate. The Arbitrator shall have substantial knowledge and experience in the area of financial accounting and corporate acquisition transactions. The arbitration proceeding shall otherwise be governed by the Commercial Arbitration Rules of the American Arbitration Association then in force. The place of arbitration shall be Miami, Florida.

               (f)  The Arbitrator shall investigate the facts and, within five
(5) business days of the date that the Arbitrator is appointed (the "APPOINTMENT DATE"), the parties and the Arbitrator shall hold a hearing at which the parties may present evidence and arguments, be represented by counsel and conduct cross-examination. In determining any question, matter or dispute relating to the Arbitration Issue, the Arbitrator shall apply the provisions of this Agreement, without varying therefrom in any respect. The Arbitrator shall not have the power to add to, modify or change any of the provisions of this Agreement, or consider any issue other than the Arbitration Issue. The Arbitrator shall render a written decision that relates specifically and exclusively to the Arbitration Issue no later than five (5) days after the first day of the hearing. If the Arbitrator decides in favor of Naviant and Acquiror with respect to the Arbitration Issue, Naviant and/or Acquiror shall be entitled to (i) invoke the rights of set-off set forth in Section 7.2(b) and (ii) not to disburse the amounts relating to Naviant and/or Acquiror's bona fide claim to amounts owned pursuant to this Article VII, until a final determination of the parties' dispute is established in a court of law described in Section 8.11. Each party shall be responsible for its own costs and expenses relating to any arbitration of the Arbitration Issue described in Section 7.2(d); PROVIDED, HOWEVER, that upon the final outcome of any such arbitration, the prevailing party shall be entitled to reimbursement from the non-prevailing party (or parties) for reasonable costs and expenses (including, without limitation, reasonable attorney's fees) incurred in connection with the arbitration of the Arbitration Issue.

          7.3 INDEMNIFICATION BY NAVIANT AND ACQUIROR. Each of Naviant and Acquiror jointly and severally agrees to indemnify and hold Company harmless from and against all liability, loss, damage or injury and all reasonable costs and expenses (including reasonable counsel fees and costs of any suit related thereto) suffered or incurred by Company arising from any misrepresentations, or breach of any covenant or warranty of Naviant and/or Acquiror contained in this Agreement or the exhibits and schedules hereto, the Transition Services Agreement, the Notes, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Acquiror hereunder, and (ii) any suit, action, proceeding, claim or investigation, pending or threatened, or which may be filed in the future, which both: (A) relates to the operations of the Business or the Acquiror after the Closing; and

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(B) does not relate to an event, occurrence, item or Losses, for which Naviant and/or Acquiror are entitled to indemnification under the terms of this Agreement.

          7.4  INDEMNIFICATION PROCEDURE.

               (a) Any party entitled to indemnification hereunder (the "INDEMNIFIED PARTY") shall notify the party obliged to indemnify (the "INDEMNIFYING PARTY") promptly after it becomes aware of any suit, claim, action, proceeding, arbitration or investigation (each, an "ACTION") as to which indemnity may be sought. In the event that the Indemnifying Party acknowledges in writing its indemnification obligation with respect to any such Action, the Indemnifying Party shall be entitled, at its expense, to control the defense of such Action; PROVIDED, HOWEVER, that (i) counsel for the Indemnifying Party must be approved by the Indemnified Party (which approval shall not be unreasonably withheld), and (ii) the Indemnified Party may also participate in such defense at its own expense; PROVIDED, FURTHER, that an Indemnifying Party shall not be entitled to assume the defense or control of any Action if: (A) the Indemnified Party agrees, in writing, to assume the cost of such Action and forgo any indemnity claimed under this Article VII, (B) in the reasonable opinion of legal counsel for the Indemnified Party, such Action involves the potential imposition of a criminal liability on the Indemnified Party, its officers, directors, employees or agents, (C) in the reasonable opinion of legal counsel for the Indemnified Party, an actual conflict of interest which prohibits such counsel from representing both the Indemnified Party and the Indemnifying Party, (D) with respect to Acquiror only, if an Action for declaratory relief is brought and failure to stay the enforcement of such Action will result in the imminent risk of sale, forfeiture or loss of the Purchased Assets or any material portion thereof or a material disruption in the operation of the business purchased by Acquiror pursuant to this Agreement, or (E) with respect to Acquiror only, such Action results in the creation of any lien on the Purchased Assets or any portion thereof unless the Indemnifying Party shall have filed with the court an appropriate security bond securing payment of any such lien and all costs associated therewith. In the circumstances described in the foregoing subsections (A) through (E), the Indemnified Party shall provide notice to the Indemnifying Party of the assumption of the defense by the Indemnified Party and shall be entitled to control and assume responsibility for the defense of such Action, at the cost and expense of the Indemnifying Party, the Indemnifying Party may, in any event, participate in all such proceedings at its own cost and expense, and the Indemnified Party will provide copies of pleadings and other documents necessary to permit the Indemnifying Party to participate in such proceedings or to follow the course of such proceedings.

               (b) The failure of the Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of any obligation under this Article VIII only if and to the extent that such failure materially prejudices the ability of the Indemnifying Party to defend such action.

               (c) In the defense of any such Action, regardless of who is in control thereof, the controlling party shall not, except with the prior written consent of the non-controlling party, consent to entry of any judgment or enter into any settlement, which consent of the non-controlling party will not be unreasonably withheld or delayed provided such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to the non-controlling party of a release from liability with respect to such claim or litigation and, in the case of indemnification under Section 8.2 hereof, would not result in a material impairment of Acquiror's ability to conduct the business of Company in the ordinary course.

               (d) In the defense of any such Action, regardless of who is in control thereof, the Indemnifying Party and the Indemnified Party shall cooperate fully with each other, and shall cause their legal counsel, accountants and affiliates to do so, and shall make available to the other party all relevant books, records and information (in such party's control) during normal business hours, and shall furnish to each other, at the Indemnifying Party's expense, such other assistance as the other party may reasonably require in connection with such defense.

          7.5 LIMITS ON INDEMNIFICATION OBLIGATIONS. Notwithstanding anything in this Article VII to the contrary, the indemnification obligations of the parties shall be limited as follows:

               (a) A claim for indemnification by any party under this Agreement shall be forever barred unless made by notifying the Indemnifying Party within thirty-six (36) months after the Closing Date (the "INDEMNITY PERIOD"). Notwithstanding the foregoing sentence, a claim for indemnification by any party under this Agreement with respect to a Loss arising from any misrepresentation, or breach of any covenant, representation or warranty of Company, Naviant or Acquiror contained in Article III or Article IV of this Agreement, or the exhibits and schedules thereto, or from any misrepresentations in or omissions from any certificate or instrument furnished or to be furnished pursuant to Article III or Article IV of this Agreement, shall be forever barred unless made by notifying the Indemnifying Party by December 31, 2003.

               (b) Except on account of fraud or with respect to an item described in Section 7.2 other than Section 7.2(a)(i), (for which there shall be no limit on liability), in no event shall the liability of Company under Section 7.2(a)(i) exceed, in the aggregate the amount of Consideration paid, plus the amount of Consideration payable to Company pursuant this Agreement. For the purposes of this Section 7.5, the Option Note shall be valued at its face principal amount. Except on account of fraud (for which there shall be no limit on liability), in no event shall the liability of Acquiror or Naviant under
Section 7.3(i) exceed, in the aggregate, the amount of Consideration paid, plus the amount of Consideration payable to Company pursuant to this Agreement. There shall be no limit on liability of Acquiror or Naviant with respect to Section 7.3(ii).

               (c) No party shall be required to indemnify the other party under this Article VII until the Losses for which such party is liable, individually or in the aggregate exceed $100,000 (the "HURDLE AMOUNT"), at which point such indemnifying party shall be responsible for all Losses that may arise, irrespective of the Hurdle Amount. The parties acknowledge and agree that the Hurdle Amount shall serve as a "trigger" for indemnification pursuant to this Agreement, and not as a "deductible." For example, if the indemnity claims for which Company would, but for the provisions of this subparagraph, be liable for aggregate $150,000, Company would be liable for the full $150,000 and not just $50,000.

          7.6 REDUCTION FOR INSURANCE PROCEEDS. To the extent that an Indemnified Party shall receive payment under any insurance policies as a result of or in connection with any

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losses, the amount of damages recoverable by such Indemnified Party under this
Article VII shall be reduced by the amount of such payment.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

          8.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date only as follows:

               (a) by mutual written consent duly authorized by the boards of directors of each of Company, Acquiror and Naviant; and

               (b) by either Company or Naviant, if the Closing shall not have occurred on or before May 3, 2002; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to a party whose failure to fulfill any obligation under this Agreement shall have caused, or resulted in, the failure of the Closing to occur on or before such date.

          8.2 PROCEDURE UPON TERMINATION. In the event of termination pursuant to Section 8.1 hereof, this Agreement shall terminate without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

               (a) each party shall redeliver all documents and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

               (b) all information received by any party hereto with respect to the business of any other party (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for the advantage of, or disclosed to third parties by, such party to the detriment of the party furnishing such information; and

               (c) other than as provided in Section 8.8, no party hereto shall have any liability or further obligation to any other party to this Agreement.

          8.3 REMEDIES. Each of the parties hereto agrees that it would be impossible or inadequate to measure and calculate the damages to the other parties hereto and to Company resulting from any breach of the restrictions or obligations imposed by this Agreement. Accordingly, each party agrees that if such party breaches any such restrictions or obligations, each other party hereto will have, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of such arrangement.

          8.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with con-firmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                    (a)  If to Company, to:

                         24/7 Real Media, Inc.
                         1250 Broadway, 28th Floor
                         New York, N.Y.  10001
                         Attention: General Counsel
                         Facsimile No.: (212) 760-2811

                    with a copy to:

                         Proskauer, Rose LLP
                         1585 Broadway
                         New York, NY 10036
                         Attention:  Ronald R. Papa
                         Facsimile No.: (212) 969-2900

                    (b)  if to Acquiror, to:

                         Naviant, Inc.
                         999 Yamato Road, Suite 300
                         Boca Raton, FL  33431
                         Attention: Chief Executive Officer
                         Facsimile No.: (561) 999-4496

                    with a copy to:

                         Hunton & Williams
                         Barclays Financial Center
                         1111 Brickell Avenue, Suite 2500
                         Miami, Florida 33131
                         Attention:  David Wells, Esq.
                         Facsimile No.:  (305) 810-2460

          8.5 HEADINGS; INTERPRETATION. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

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          8.6  COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. A telecopy signature of any party shall be considered to have the same binding legal effect as an original signature.

          8.7 ENTIRE AGREEMENT; NONASSIGNABILITY; PARTIES IN INTEREST. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the exhibits and the schedules (including the Company Disclosure Schedule and the Acquiror Disclosure Schedule) (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms, (b) are not intended to confer upon any other person any rights or remedies hereunder, (c) shall not be assigned except by operation of law or as otherwise specifically provided, and (d) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          8.8 EXPENSES. Subject to the other terms hereof, whether or not the Closing occurs, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party that incurs such Expenses.

          8.9 SEVERABILITY. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

          8.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT REFERENCE TO SUCH STATE'S PRINCIPLES OF CONFLICTS OF LAW.

          8.11 CONSENT TO JURISDICTION; SERVICE OF PROCESS. Company, Naviant, and Acquiror hereby irrevocably submit to the exclusive jurisdiction of the state or federal courts located in Miami-Dade County, Florida, in connection with any suit, action or other proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, and hereby agree not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced by such courts.

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          8.12 AMENDMENT; WAIVER. This Agreement may not be changed, amended, terminated, augmented, rescinded, or discharged (other than by performance), in whole or in part, except by a writing EXECUTED by Company, Naviant and Acquiror, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. At any time prior to the Closing Date any party hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Except to the extent that a party hereto may have otherwise agreed in writing, no waiver by that party of any condition of this Agreement or breach by the other party of any of its obligations or representations hereunder or thereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation by the other party, nor shall any forbearance by the first party to seek a remedy for any noncompliance or breach by the other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

          8.13 ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement, (b) said party has relied solely and completely upon its own judgment in executing this Agreement, (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement, (d) said party has acted voluntarily and of its own free will in executing this Agreement, (e) said party is not acting under duress, whether economic or physical, in executing this Agreement, and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

          8.14 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES THE RIGHT ANY PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY DISPUTE BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.

                            {SIGNATURE PAGE FOLLOWS}

          IN WITNESS WHEREOF, Acquiror, Naviant and Company have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                        NAVIANT, INC.

                                        By:
                                           ---------------------------
                                           Name:  Michael Brauser
                                           Title: President

                                        24/7 MAIL, INC.

                                        By:
                                           ---------------------------
                                           Name:  Michael Brauser
                                           Title: President

                                        24/7 REAL MEDIA, INC.

                                        By:
                                           ---------------------------
                                           Name:
                                           Title:

                                                                    SCHEDULE 2.1

                                PURCHASED ASSETS

                                [TO BE COMPLETED]

                                                                       EXHIBIT A

                       FORM TRANSITION SERVICES AGREEMENT

                                                                       EXHIBIT B

      FORM OF CONVEYANCE, BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

                                                                       EXHIBIT C

                         FORM OF CONSENT AND ASSIGNMENT

                                                                       EXHIBIT D

                             FORM OF PROMISSORY NOTE

                                                                       EXHIBIT E

                               FORM OF OPTION NOTE

                                                                       EXHIBIT F

                              FORM OF LEGAL OPINION

                                                                       EXHIBIT G

                        FORM OF NON-COMPETITION AGREEMENT

                                      -57-